UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240, 14a-12

NYSE Euronext

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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11 WALL STREET NEW YORK, NEW YORK 10005 APRIL 26, 2012, 8:00 A.M., NEW YORK TIME

March 26, 2012

Dear NYSE Euronext Stockholder:

You are cordially invited to attend the 2012 annual meeting of stockholders of NYSE Euronext (the “Annual Meeting”) scheduled for Thursday, April 26, 2012, at 8:00 a.m., New York time, in person at 11 Wall Street, New York, New York 10005 or via the Internet at www.virtualshareholdermeeting.com/nyx2012. The Board of Directors and management look forward to greeting you.

We enclose our proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2011 and a proxy card. Please review these documents carefully.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

After reading the proxy statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via mail, the Internet (via www.proxyvote.com) or by touch-tone telephone by 11:59 p.m., New York time, on April 25, 2012 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.

On behalf of the Board of Directors, thank you for your continued support.

Jan-Michiel Hessels Chairman of the Board of Directors	Marshall N. Carter Deputy Chairman of the Board of Directors

Duncan L. Niederauer Chief Executive Officer	Dominique Cerutti President and Deputy Chief Executive Officer

NYSE EURONEXT

11 Wall Street

New York, New York 10005

Notice of 2012 Annual Meeting of Stockholders

TIME AND DATE	8:00 a.m., New York time, on Thursday, April 26, 2012.

PLACE

11 Wall Street

New York, New York 10005

You may also attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/nyx2012 where you will be able to vote electronically during the meeting.

ITEMS OF BUSINESS	• To elect 16 directors to our Board of Directors for a one-year term expiring at the next annual meeting of stockholders.
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2012.
• To consider an advisory vote to approve the Company’s executive compensation, a so-called “Say-on-Pay” proposal.
• To consider a stockholder proposal to give holders of 10% of the outstanding common stock the power to call a special stockholder meeting.
• To transact such other business as may properly come before the Annual Meeting.
RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 28, 2012.
INSPECTION OF LIST OF STOCKHOLDERS OF RECORD

A list of the stockholders of record as of February 28, 2012 will be available for inspection during ordinary business hours at our offices, 11 Wall Street, New York, New York 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on April 26, 2012. The Proxy Statement and our 2011 Annual Report

on Form 10-K are available at http://materials.proxyvote.com/629491.

By Order of the Board of Directors:

Janet L. McGinness Executive Vice President & Corporate Secretary

New York, New York
March 26, 2012

To Vote by Internet Prior to the Annual Meeting and to Receive Materials Electronically

Read the proxy statement.

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found in the shaded box on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment and lower expenses paid by NYSE Euronext, your company.

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NYSE EURONEXT 11 Wall Street New York, New York 10005

PROXY STATEMENT

March 26, 2012

INTRODUCTION

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by our Board of Directors for the 2012 annual meeting of stockholders (the “Annual Meeting”) scheduled for Thursday, April 26, 2012, at 8:00 a.m., New York time, at 11 Wall Street, New York, New York 10005 and via the Internet at www.virtualshareholdermeeting.com/nyx2012, where you will be able to vote electronically during the meeting. We are mailing this proxy statement and the accompanying proxy card to stockholders on or about March 26, 2012. In this proxy statement, we refer to NYSE Euronext as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the April 26, 2012 meeting.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person or via www.virtualshareholdermeeting.com/nyx2012), as well as how you can revoke a proxy, are discussed in this proxy statement below under Voting Instructions and Information.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on February 28, 2012. On that date, 257.5 million shares of our common stock were outstanding, and we had no other class of equity securities issued and outstanding. Subject to the voting limitations described below under What are the voting and ownership limitations?, you are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting. The number of shares you own (and may vote) is listed on the proxy card.

What proposals will be voted on at the meeting?

There are three proposals from NYSE Euronext to be considered and voted on at the meeting:

•	To elect 16 directors of NYSE Euronext to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. (Proposal No. 1)

•	To ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2012. (Proposal No. 2)

•	An advisory vote to approve the Company’s executive compensation (“Say-on-Pay” proposal). (Proposal No. 3)

In addition, there is one proposal from a stockholder to be considered and voted on at the meeting:

•	To give holders of 10% of the outstanding common stock the power to call a special stockholder meeting. (Proposal No. 4)

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	FOR each of the nominees to the Board of Directors. (Proposal No. 1)

•	FOR ratification of the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for our fiscal year ending December 31, 2012. (Proposal No. 2)

•	FOR the advisory vote to approve the Company’s executive compensation. (Proposal No. 3)

•	AGAINST the stockholder proposal that would give holders of 10% of the outstanding common stock the power to call a special stockholder meeting. (Proposal No. 4)

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of February 28, 2012 will be available for inspection as described below under How can I view the stockholders list?

•	If you hold NYSE Euronext common stock that is registered in your name on the records of NYSE Euronext maintained by its transfer agent, Computershare Limited, you are a stockholder of record; or

•	If you hold NYSE Euronext common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

How can I view the stockholders list?

A list of the stockholders of record as of February 28, 2012 will be available for inspection during ordinary business hours at our offices located at NYSE Euronext, 11 Wall Street, New York, New York 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our corporate secretary at +1 (212) 656-3000. In accordance with our security procedures, all persons requesting to inspect the stockholder list, either at our offices or at the location of the Annual Meeting, must wear proper attire and present an acceptable form of photo identification, such as a passport or driver’s license, and submit to screening by metal detector and x-ray examination of all packages, bags and luggage. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How do I vote?

Stockholders holding shares in registered format:

You may submit your proxy with voting instructions in one of four ways:

•

By Internet. The web address and instructions for Internet voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., New York time, on April 25, 2012, whereas Internet voting via www.virtualshareholdermeeting.com/nyx2012 is only available during the Annual Meeting (see At the Annual Meeting below). If you choose to vote by Internet, then you do not need to return the proxy card. Unless you are planning to vote during the Annual Meeting via www.virtualshareholdermeeting.com/nyx2012, to be valid, your vote by Internet must be received by 11:59 p.m., New York time, on April 25, 2012.

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By Telephone. The toll-free number for telephone voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on April 25, 2012.

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By Mail. Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., New York time, on April 25, 2012.

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At the Annual Meeting. You can vote your shares in person at the Annual Meeting. (see What do I need to do to attend the Annual Meeting? below). Stockholders attending the Annual Meeting via the Internet should follow the instructions at www.virtualshareholdermeeting.com/nyx2012 in order to vote during the meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet or by touch-tone telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Stockholders holding shares in street name:

If you hold your shares in a street name, you should follow the instructions provided by your bank or broker or you may contact NYSE Euronext’s U.S. solicitation agent, MacKenzie Partners, Inc. (telephone: +1 (800) 322-2885 or +1 (212) 929-5500; email: proxy@mackenziepartners.com) with any questions. If you hold your shares in registered format, you may also contact MacKenzie Partners with any questions.

All Other Stockholders:

If you are a stockholder holding shares through EuroClear or Clearstream, you may contact NYSE Euronext’s proxy solicitor, MacKenzie Partners, Inc. (London office) (telephone: +44 (0) 203 178 8057; facsimile +44 (0) 207 526 2136; email: proxy@mackenziepartners.com) or NYSE Euronext Investor Relations—Paris (telephone: +33 1 4927 1512; facsimile: +33 1 4927 1113) for specific information on how to vote your shares or how to attend the Annual Meeting. Please also note that your completed form must be received by your account holder or financial intermediary in sufficient time to ensure that it will be received by NYSE Euronext’s proxy solicitor no later than 11:59 p.m., New York time, on April 25, 2012.

If you are uncertain of how you hold your shares or your voting deadline, please contact MacKenzie Partners at (800) 322-2885 (Toll-Free in the U.S.), (212) 929-5500 (Call Collect), +44 (0) 203 178 8057 (London Office) or via email to proxy@mackenziepartners.com for assistance.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person, you will need to bring proof of your ownership of NYSE Euronext common stock as of the close of business on February 28, 2012.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of NYSE Euronext common stock as of the close of business on February 28, 2012. Alternatively, in order to vote at the meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

In accordance with our security procedures, all persons attending the Annual Meeting must wear proper attire and present an acceptable form of photo identification, such as a passport or driver’s license, and submit to screening by metal detector and x-ray examination of all packages, bags and luggage. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

You can revoke your proxy or substitute a new proxy at any time before your proxy is voted at the Annual Meeting as described below.

For a Proxy Submitted by Internet or Telephone:

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by NYSE Euronext prior to 11:59 p.m., New York time, on April 25, 2012; or

•	Voting in person at the Annual Meeting or via www.virtualshareholdermeeting.com/nyx2012.

For a Proxy Submitted by Mail:

•	Subsequently executing and mailing another proxy card bearing a later date; or

•

Giving written notice of revocation to NYSE Euronext’s corporate secretary at 11 Wall Street, New York, New York 10005 that is received by NYSE Euronext prior to 11:59 p.m., New York time, on April 25, 2012; or

•	Voting in person at the Annual Meeting or via www.virtualshareholdermeeting.com/nyx2012.

If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of NYSE Euronext’s director nominees; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for our fiscal year ending December 31, 2012; FOR the advisory vote to approve the Company’s executive compensation; and AGAINST the stockholder proposal that would give holders of 10% of the outstanding common stock the power to call a special stockholder meeting; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a U.S. financial intermediary and do not provide voting instructions, can my broker still vote my shares?

Under the New York Stock Exchange (the “NYSE”) member rules, a member broker (i.e., a member of the New York Stock Exchange) who holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. Therefore, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares for the ratification of the appointment of our independent auditors even if the broker does not receive voting instructions from you. However, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received from their other stockholders. The proposals relating to the election of directors and the advisory vote to approve the Company’s executive compensation as well as the shareholder proposal are not “routine” or “discretionary” proposals and therefore, if you do not instruct your broker how to vote with respect to these proposals, your shares will not count and will be treated as “broker non-votes.” These procedures will not apply to stockholders who hold their shares through non-U.S. financial intermediaries.

How many votes are required to transact business at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners and discretionary votes were not cast. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

How are votes counted?

Proposal No. 1—Election of Directors

Under our bylaws, and subject to the provisions of our bylaws requiring balanced representation between U.S. and European directors, each director is required to be elected by the vote of the majority of the votes cast with respect to that director’s election at our Annual Meeting, unless the number of nominees exceeds the number of directors to be elected, in which case the election is deemed to be a “contested election” and the directors shall be elected by the vote of a plurality of the votes cast. A “majority of votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the director is required to tender his or her resignation to the Nominating and Governance Committee of the Board of Directors, and the Committee will then make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation. The Board of Directors will then act on the recommendation of the Committee and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision promptly, and in any event within 90 days, following certification of the election results. If each member of the Nominating and Governance Committee fails to receive a majority of the votes cast in the same election (that is not a contested election), then the independent directors who received a majority of the votes cast in such election will appoint a committee among themselves to consider the tendered resignations and recommend to the Board of Directors whether to accept it. However, if the only directors who received a majority of the votes cast in such election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the tendered resignations. If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or may decrease the size of the Board of Directors.

As mentioned above, if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to this proposal.

Proposal No. 2—Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Proposal No. 3—Advisory Vote to Approve the Company’s Executive Compensation (“Say-on-Pay” Proposal)

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

As mentioned above, if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to this proposal.

Proposal No. 4—Stockholder Proposal

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the stockholder proposal. An abstention from voting on the matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

As mentioned above, if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to this proposal.

Abstentions and Broker Non-Votes

Because directors are elected by a majority of the votes cast, a director nominee will be elected if the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director’s election. An “abstention” is not counted as a vote cast either “for” or “against” that director’s election and a broker non-vote will also have no impact on the election. Any director who receives more “against” votes than “for” votes for his or her election will be required to submit his or her resignation as described above under Proposal No. 1—Election of Directors.

In the case of ratification of the appointment of PricewaterhouseCoopers LLP, the “Say-on-Pay” proposal and the stockholder proposal, only votes cast “for” or “against” the ratification or approval will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” the ratification or approval and therefore will have no effect on the vote.

What are the voting and ownership limitations?

Our charter places certain ownership and voting limits on the holders of our common stock. Capitalized terms used below are defined in Annex A to this proxy statement. Under our charter:

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no Person (either alone or together with its Related Persons) may beneficially own shares of our common stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

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no Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our common stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our common stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and NYSE Euronext shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such purchase, that number of shares of our common stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our common stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and NYSE Euronext shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of NYSE Euronext or by any officer or director of NYSE Euronext acting on behalf of NYSE Euronext or to a solicitation of a revocable proxy by a NYSE Euronext stockholder in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of NYSE Euronext where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the

Securities and Exchange Commission (the “SEC”) and all required European regulators prior to being effective), subject to a determination of the Board that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, by such Person, either alone or together with its Related Persons, will not impair:

(i)	the ability of NYSE Euronext or NYSE Group, Inc. (“NYSE Group”) or the NYSE, NYSE Market, Inc. (“NYSE Market”), NYSE Regulation, Inc. (“NYSE Regulation”), NYSE Arca, LLC., NYSE Arca, Inc., NYSE Arca Equities, Inc. or NYSE Amex LLC (together, the “U.S. regulated subsidiaries”) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder;

(ii)	the ability of NYSE Euronext, Euronext N.V. (“Euronext”) or the European market subsidiaries to discharge their respective responsibilities under European exchange regulations; or

(iii)	the ability of the SEC to enforce the Exchange Act or the ability of European regulators to enforce European exchange regulations;

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the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of NYSE Euronext, its stockholders, its U.S. regulated subsidiaries and its European market subsidiaries;

•

neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level;

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neither the Person obtaining the waiver nor any of its Related Persons has been determined by a European regulator to be in violation of the laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European market subsidiary requiring such person to act fairly, honestly and professionally, if such person is seeking to obtain a waiver above the 20% level;

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for so long as NYSE Euronext directly or indirectly controls NYSE Arca, Inc. or NYSE Arca Equities, Inc., or any facility of NYSE Arca, Inc., neither the Person requesting the waiver nor any of its Related Persons is an equity trading permit holder, an option trading permit (“OTP”) holder or an OTP firm if such Person is seeking to obtain a waiver above the 20% level; and

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for so long as NYSE Euronext directly or indirectly controls the NYSE, NYSE Market or NYSE Amex LLC, neither the Person requesting the waiver nor any of its Related Persons is a member or member organization of the NYSE, with respect to NYSE or NYSE Market, or a member (as defined in Sections 3(a)(3)(A)(i), (ii), (iii) and (iv) of the Exchange Act) with respect to NYSE Amex LLC, if such person is seeking to obtain a waiver above the 20% level.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act, the European exchange regulations and the governance of NYSE Euronext.

For purposes of these provisions, a “European market subsidiary” means a “market operator,” as defined by the European Directive on Markets in Financial Instruments, that:

•	was owned by Euronext on April 4, 2007 and continues to be owned by NYSE Euronext; or

•

is acquired by Euronext after April 4, 2007 (provided that in this case, the acquisition of the market operator shall have been approved by our Board of Directors and the jurisdiction in which such market operator operates is represented in the Euronext College of Regulators).

Our charter also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our common stock where either: (i) you (either alone or with your Related Person) may vote shares of common stock representing more than 10% of the then outstanding shares entitled to vote at the Annual Meeting, or (ii) you have entered into an agreement not to vote shares of our common stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our common stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Annual Meeting, then please so notify the Company by either including that information (including each Related Person’s complete name) on your proxy card or by contacting the corporate secretary by mail at NYSE Euronext, 11 Wall Street, New York, New York 10005, or by phone at +1 (212)  656-3000.

Who pays for the expenses of this proxy solicitation?

We will bear the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Board through regular and electronic mail, telephone, fax and personal contact. MacKenzie Partners, Inc. has been retained to assist in soliciting proxies at a fee of $20,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of our stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Where can I find more information about NYSE Euronext?

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.nyse.com and, in the case of SEC filings, also on the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our annual report on Form 10-K for the fiscal year ended December 31, 2011, without charge to any stockholder upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, New York 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com.

Consent to Electronic Delivery of Annual Meeting Materials

This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2011 are available on our website at www.nyse.com under the heading Investor Relations—Financials—Annual Reports. You can save our postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service at www.proxyvote.com. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our proxy statement and our Form 10-K are sent to multiple stockholders sharing the same address. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, New York 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com. If you wish to receive separate copies of the proxy statement and our Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact our Investor Relations Department at the above address and phone number.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Board of Directors

Under our charter and bylaws, only our Board of Directors may set the number of directors who may serve on the Board at any time. Our Board of Directors currently consists of 16 directors, and following the Annual Meeting is expected to consist of 16 directors.

At each annual meeting of stockholders, all directors are elected for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board of Directors consists of Jan-Michiel Hessels (Chairman), Marshall N. Carter (Deputy Chairman), Duncan L. Niederauer (Chief Executive Officer), Dominique Cerutti (President & Deputy Chief Executive Officer), André Bergen, Ellyn L. Brown, Patricia M. Cloherty, Sir George Cox, Sylvain Hefes, Duncan M. McFarland, James J. McNulty, Ricardo Salgado, Robert G. Scott, Jackson P. Tai, Rijnhard van Tets and Sir Brian Williamson.

2012 Annual Meeting

The Board proposes the election as directors of the persons named below under Nominees for Election to the Board of Directors to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2013.

If you sign the enclosed proxy card and return it to NYSE Euronext or submit your proxy by touch-tone telephone or via the Internet, your proxy will be voted in favor of our 16 director nominees, for one-year terms expiring at the annual meeting of stockholders to be held in 2013, unless you specifically indicate that you are voting against one or more of those nominees.

All of the 16 nominees are current directors of NYSE Euronext, having been elected at the annual meeting of stockholders of NYSE Euronext on April 28, 2011. All of the nominees have been recommended for re-election by our Nominating and Governance Committee and approved and nominated for re-election by the Board of Directors. Mr. Cerutti’s election to the Board in 2011 was subject to regulatory approval, which has been obtained. For more information on the regulatory approval requirement, see Corporate Governance—Requirements for Directors. All nominees have agreed to serve on the Board of Directors if they are elected. If any nominee is unable (or for whatever reason declines) to stand for election at the Annual Meeting, proxies will be voted in favor of such other person or persons who are recommended by the Nominating and Governance Committee and designated by the Board of Directors, or else the size of the Board of Directors will be reduced.

The Board has determined, upon the recommendation of the Nominating and Governance Committee, and in accordance with our Corporate Governance Guidelines and our Director Independence Policy, that all of our director nominees are “independent” within the meaning of the rules of the NYSE and our Director Independence Policy and have no material relationship with NYSE Euronext, its subsidiaries or its management (either directly or as a partner, stockholder or officer of an organization that has a relationship with NYSE Euronext), with the exception of Mr. Niederauer, our chief executive officer, and Mr. Cerutti, our president and deputy chief executive officer. For more information on the Board of Director’s independence determination, see Corporate Governance—Director Independence.

Additional information, including information concerning the operation of our Board as well as the security ownership and compensation of our directors, is included below in this proxy statement under Corporate Governance—Compensation of Directors and Security Ownership of Certain Beneficial Owners and Management.

Nominees for Election to the Board of Directors

As discussed below under Corporate Governance—Board Meetings and Committees—Nominating and Governance Committee, the Nominating and Governance Committee selects director candidates on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, previous board or top-level management/leadership experience and ability to make independent analytical inquiries, among other things.

The Nominating and Governance Committee believes that director candidates must have:

•	the experience and analytic skills necessary to gain a basic understanding of:

•	the principal operational, financial and strategic objectives and plans of NYSE Euronext,

•	the position of NYSE Euronext and its business segments relative to its competitors,

•	the results of operations and financial condition of NYSE Euronext and of any significant subsidiaries or business segments, and

•	the regulatory functions of the exchanges operated by NYSE Euronext;

•	a perspective that will enhance the Board’s strategic discussions;

•	the highest personal and professional ethics;

•	diversity of personal, professional and cultural experience; and

•	the commitment and capability of devoting adequate time to Board duties and availability to attend Board and committee meetings.

In addition to the requirements described under Corporate Governance—Requirements for Directors and Corporate Governance—Director Independence, our bylaws require that in any election of directors, the nominees who shall be elected to the Board shall be nominees who receive the highest number of votes such that, immediately after such election, (i) U.S. persons as of such election shall constitute at least half, but no more than the smallest number of directors that will constitute a majority, of the directors on the Board and (ii) European persons as of such election shall constitute the remainder of the directors on the Board.

A number of our Board nominees have experience as directors of the various predecessor exchanges and companies that now comprise NYSE Euronext. In addition, each of our Board nominees possesses specific experience, qualifications, attributes or skills that led the Nominating and Governance Committee to the conclusion that such person should serve as a director of NYSE Euronext, in light of our business and structure.

Set forth below are the name, principal occupation and certain biographical information, including specific experience, qualifications, attributes or skills, for each of the nominees for election to the Board of Directors to hold office for a one-year term expiring at the 2013 annual meeting of stockholders:

Jan-Michiel Hessels

Mr. Hessels, age 69, is the chairman of the NYSE Euronext Board of Directors. He served as chairman of the supervisory board of Euronext since its creation in September 2000 until the merger of Euronext and NYSE Group. Before that, he was a member of the supervisory board of the Amsterdam Exchange since its creation in 1997 until 2000. He was the chief executive officer of Royal Vendex KBB from 1990 to 2000 and served on the supervisory boards of Royal Vopak N.V. (the Netherlands) from 1999 to 2005, Laurus N.V. (the Netherlands) from 1998 to 2004, B&N.com Inc. from 1999 to 2003 and Schiphol Group N.V. (the Netherlands) from 1993 to May 2006. Mr. Hessels was a member of the supervisory board of Fortis N.V. (the Netherlands/Belgium) from 2001 to 2007 and was deputy chairman of the supervisory board from 2007 to February 2009. Mr. Hessels was chairman of SC Johnson

Europlant N.V. (the Netherlands) from October 2004 to December 2009 and chairman of the board of Royal Philips Electronics N.V. (the Netherlands) from 2008 to 2011. In August 2011, Mr. Hessels was appointed to serve as chairman of the supervisory board of Royal Boskalis Westminster N.V. (the Netherlands). He serves on the boards of Euronext Amsterdam N.V. (a subsidiary of Euronext), Heineken N.V. (the Netherlands) and SC Johnson & Son, Inc. In addition, he chairs the board of the Netherlands Committee for Economic Policy Analysis.

Mr. Hessels’ significant experience as a leader of NYSE Euronext and our predecessor organizations makes him qualified to understand our business, our competitors and our opportunities. In addition, Mr. Hessels’ diverse professional experience as a chairman and director of a number of international public corporations, managerial experience as a chief executive officer, considerable international business experience and accomplishments in the fields of finance and economics allow him to bring a strategic point of view to the Board. These are the qualities that led the Nominating and Governance Committee to the conclusion that Mr. Hessels should serve as a director of NYSE Euronext.

Marshall N. Carter	Mr. Carter, age 71, is the deputy chairman of the NYSE Euronext Board. Mr. Carter served on the board of NYSE Group from November 2003 and as chairman of that board from April 2005 until the merger of NYSE Group and Euronext. Mr. Carter has also served as a director of NYSE Liffe U.S. since November 2008. Mr. Carter is the former chairman and chief executive officer of the State Street Bank and Trust Company, and of its holding company, State Street Corporation (United States), a position in which he served from 1992 until his retirement in 2001. He joined State Street in July 1991, as president and chief operating officer. Mr. Carter formerly served as a director of Honeywell International, Inc. (United States) from 1997 to 2005 and was the chairman of the Board of Trustees of the Boston Medical Center from 2001 to 2009. He served in Vietnam as a Marine Corps infantry officer. Mr. Carter was most recently a lecturer in leadership and management at the Sloan School of Management at Massachusetts Institute of Technology and Harvard’s Kennedy School of Government.

The specific experience, qualifications, attributes and skills that the Nominating and Governance Committee considered in concluding that Mr. Carter should serve as a director of NYSE Euronext include his extensive experience as the chief executive of a major banking and financial services organization, chairman and director of a number of major organizations, distinguished contribution to academia in the fields of business and government and significant experience as a leader of NYSE Euronext and our predecessor organizations. These qualities demonstrate Mr. Carter’s experience and analytic skills that allow him to understand the complexities of our business and bring a unique direction to the Board’s strategic discussions.

André Bergen

Mr. Bergen, age 61, has served as a director of NYSE Euronext since April 2010 and has been a director of Euronext N.V. and Recticel N.V. since 2011. Mr. Bergen served as chief executive officer of KBC Bank from 2003 to 2006 and as chief executive officer of KBC Group from 2006 until his retirement in 2009. Prior to his position with KBC Bank, Mr. Bergen was chief financial and administrative officer of Agfa-Gevaert Group. During his career, Mr. Bergen has taught at different universities in Belgium and abroad. Mr. Bergen also held various positions at Generale Bank from 1982 to 1999. Mr. Bergen holds non-executive board positions with the King Baudouin Foundation and the Flemish Fund for Scientific Research. Mr. Bergen is

also a member of the boards of Cofinimmo S.A. (Belgium), Ahlers N.V. (Belgium), NIBC Bank (the Netherlands), Zuhair Fayez Partners (Saudi Arabia), a director of Sapient Investment Managers (Cyprus) and is a former member of the board of the Flemish Employers Association.

Mr. Bergen’s significant experience as the chief executive of a major banking and financial services organization in addition to his managerial experience and other leadership roles at major corporations, distinguished contributions to academia and dedication to public service are the specific experiences, qualifications, attributes and skills that the Nominating and Governance Committee considered in concluding that Mr. Bergen should serve as a director of NYSE Euronext. These qualities enable him to understand our operations and strategic objectives and enhance the Board’s strategic decision-making function.

Ellyn L. Brown	Ms. Brown, age 62, has served as a director of NYSE Euronext and its predecessors since April 2005. She is also a director of NYSE Regulation and serves on the Board of Governors and the compensation committee of the Financial Industry Regulatory Authority (“FINRA”). Ms. Brown practiced corporate and securities law from 1980 until her retirement in 2010, most recently as principal of Brown & Associates, and has taught securities law at Villanova University and the University of Maryland. She is a director and serves as a member of the compensation committee of Walter Investment Management Corporation, a publicly-traded REIT. Ms. Brown served as a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and Government Accounting Standards Board) from 2006 to 2011 and also served as Maryland’s Securities Commissioner from 1987 to 1992, and later was a member of the boards of the National Association of Securities Dealers Regulation and the Certified Financial Planner Board of Standards. Ms. Brown also has served on the boards of a number of not-for-profit entities, including the Baltimore Symphony Orchestra Association.

The Nominating and Governance Committee considered Ms. Brown’s considerable experience in the field of securities regulation, including as a member of several professional standards boards and regulatory bodies and as a securities and corporate lawyer, her distinguished contribution to academia in the field of law and her dedication to public service, in concluding that she should serve as a director of NYSE Euronext. Such experience and qualifications allow her to understand the regulatory functions of the exchanges that we operate and demonstrate her commitment to our industry.

Dominique Cerutti	Mr. Cerutti, age 51, has served as a director of NYSE Euronext since April 2011. He joined NYSE Euronext on December 15, 2009 and has served as our president and deputy chief executive officer and head of Global Technology since January 2010. Mr. Cerutti served as General Manager of IBM Southwest Europe from 2005 until 2009. In his role as General Manager, Mr. Cerutti led all of IBM’s business operations, had full profit and loss responsibility and ensured risk management, compliance and business controls across IBM’s business units in southern and western Europe. Previously, Mr. Cerutti was General Manager of IBM’s Global Services in Europe, Middle East & Africa from 2003 until 2005.

Mr. Cerutti’s considerable experience in leading the business operations of a global technology company and his current position as our deputy chief executive officer led the Nominating and Governance Committee to conclude that Mr. Cerutti would contribute a thorough understanding of the specific operational and business challenges and opportunities facing global technology companies and therefore should serve on the Board of Directors.

Patricia M. Cloherty	Ms. Cloherty, age 69, has served as a director of NYSE Euronext since April 2009. She is chairman and chief executive officer of Delta Private Equity Partners, LLC, manager of the U.S. Russia Investment Fund and Delta Russia Fund, L.P., two venture capital funds. She is the former co-chairman, president and general partner of Apax Partners, Inc. (formerly Patricof & Co. Ventures, Inc.), a multi-billion-dollar private equity company that she joined in 1970 and from which she withdrew in 2000. From 1977 to 1978, she served as deputy administrator, U.S. Small Business Administration. Ms. Cloherty holds various directorships, among them PrimeStar (Russia), Vesch! (Russia) and VideoNext Network Solutions, Inc. (U.S. and Ukraine) and is a former director of American Chamber of Commerce (Russia). She is a former trustee of Columbia University, a trustee for life of International House and a trustee emeritus of Columbia University’s Teachers College. She is a member of The Rockefeller University Council and the Council on Foreign Relations. She is also a member of the advisory board of a new business school in Skolkovo, Russia. Ms. Cloherty was appointed to the board of the U.S. Russia Investment Fund in 1995 by President Clinton, served as chairman of the board from 1998 until 2004 and has been chief executive officer of its management company since 2003.

Ms. Cloherty’s expansive experience in private equity, venture capital, capital formation and international business, including managerial experience as a chief executive officer, leadership roles as a director of a number of international and foreign companies, including several in the technology industry, distinguished contributions to academia and dedication to public service and foreign relations were qualifications and traits that the Nominating and Governance Committee considered when concluding that she should serve on the Board of Directors. These diverse experiences and qualifications demonstrate Ms. Cloherty’s ability to understand the international environment in which we operate and contribute to the Board’s strategic decision-making function.

Sir George Cox	Sir George, age 71, has served as a director of NYSE Euronext and its predecessors since April 2002. Prior to that, he was a senior independent director of London International Financial Futures & Options Exchange (United Kingdom) (“LIFFE”) from 1999 until the acquisition of LIFFE by Euronext in 2002. He was director general of the Institute of Directors, an organization representing individual company directors in the United Kingdom, from 1999 to 2004, and director of Enterprise Insight (United Kingdom) from 2000 to 2005. Sir George also served as chairman of the Design Council, the United Kingdom’s national strategic body for design, served as a senior independent director of Bradford & Bingley (United Kingdom) and served as a trustee of VSO. He is a non-executive director of Shorts Ltd (United Kingdom), the president of the Royal College of Speech and Language Therapists, the chairman of Merlin (Medical Emergency Relief International) USA, Chair of Counsel and Pro Chancellor of Warwick University, and the president of the Institution of Engineering Designs.

Sir George’s significant experience as a leader of NYSE Euronext and our predecessor organizations, particularly in our derivatives business, of which he had been a leader since the 1990s, allows him to understand our various business segments, our technology, our markets and our strategic objectives. In addition, Sir George’s diverse background as a chairman and director of a number of major organizations, his distinguished contributions to academia and his dedication to public service provide a perspective that enhances the Board’s strategic discussions. The Nominating and Governance Committee considered these attributes and skills in reaching its conclusion that Sir George should serve as a director of NYSE Euronext.

Sylvain Hefes	Mr. Hefes, age 59, has served as a director of NYSE Euronext since April 2007. He joined NM Rothschild & Sons Ltd. (United Kingdom) in 2005 where he serves as senior advisor. Prior to this time, Mr. Hefes was head of European Wealth Management at The Goldman Sachs Group, Inc. (United States), where he became a partner in 1992 and served as head of the firm’s Paris office and eventually all of the firm’s private banking business in Europe. Mr. Hefes currently serves as chairman of the executive board of Paris Orléans (France), and as a director of Rothschild Continuation Holdings AG (Switzerland).

The Nominating and Governance Committee considered Mr. Hefes’ senior leadership roles at major banking and financial services organizations throughout Europe in concluding that he is able to understand the position of NYSE Euronext and our various business segments relative to our competitors, particularly on an international scale. It is this international perspective, in addition to Mr. Hefes’ diverse professional and managerial experience as a senior partner, chairman and director of a number of major organizations that led the Nominating and Governance Committee to conclude that Mr. Hefes would contribute to the Board’s strategic vision and therefore should serve as a director of NYSE Euronext.

Duncan M. McFarland	Mr. McFarland, age 68, has served as a director of NYSE Euronext and its predecessors since June 2006. He retired in June 2004 as the chairman and chief executive officer of Wellington Management Company (United States), one of the largest global, independent investment managers, after a career of nearly 40 years. He currently serves on the boards of two public companies, The Asia Pacific Fund, Inc. (United States) and Gannett Co., Inc. (United States). He also serves on the board of a private company, Via Science, Inc. Mr. McFarland formerly served as a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board) and the Clancil Foundation. Mr. McFarland also currently serves as a trustee of the Bromley Charitable Trust and RARE, Inc., a global environmental organization. He is also a director of New Profit, Inc., a non-government organization that primarily serves inner-city constituencies.

Mr. McFarland’s extensive experience as the chairman and chief executive of a global financial services organization, as a trustee of a financial accounting standards body and as a director of major public companies, including service as the chairman of the executive compensation committee of Gannett, coupled with Mr. McFarland’s dedication to public service were particular experiences, qualifications and traits that the Nominating and Governance Committee considered in concluding that Mr. McFarland is qualified to understand our results of operations and financial condition, as well as those of our significant business segments, and to add significantly to the Board’s decision-making processes.

James J. McNulty	Mr. McNulty, age 60, has served as a director of NYSE Euronext and its predecessors since December 2005. Mr. McNulty is also the chairman of the board of directors of NYSE Liffe U.S. He served as a director of Archipelago Holdings LLC (United States) from August 2004 to March 2006. Mr. McNulty retired from the Chicago Mercantile Exchange where he served as president and chief executive officer from February 2000 to December 2003 and of Chicago Mercantile Exchange Holdings Inc. from August 2001 to December 2003. He also served as a director on both entities’ boards during that period. Prior to joining the Chicago Mercantile Exchange, he served as managing director and co-head of the Corporate Analysis and Structuring Team in the Corporate Finance Division at Warburg Dillon Read, an investment banking firm now known as UBS Warburg. Mr. McNulty served as the senior independent director of ICAP plc until his retirement in September 2010. He currently serves on the advisory board of Marvin & Palmer Associates.

Mr. McNulty’s significant experience as a leader of NYSE Euronext and our predecessor organizations as well as his leadership roles with other organizations that operate exchanges, his managerial experience as a chief executive officer and a director and his extensive experience as an investment banker with a global financial services firm led the Nominating and Governance Committee to conclude that he would be able to add unique insight into the position of our company relative to its peers and to guide NYSE Euronext to achieve its operational, financial and strategic goals. The committee therefore concluded that Mr. McNulty should serve as a member of the Board of Directors.

Duncan L. Niederauer	Mr. Niederauer, age 52, has served as chief executive officer and a director of NYSE Euronext since December 2007 and has served as a member of the Company’s management committee since April 2007. Mr. Niederauer also serves on the board of NYSE Group. Mr. Niederauer was previously a partner at The Goldman Sachs Group, Inc. (United States) where he held many positions, among them co-head of the Equities Division Execution Services franchise. His career at Goldman spanned 22 years. From March 2002 until February 2004, Mr. Niederauer also served on the board of managers of Archipelago Holdings, LLC (United States). Mr. Niederauer also serves on the board of trustees of Colgate University. Mr. Niederauer’s current memberships include the G100, the British-American Business Council International Advisory Committee, the Partnership for New York City, the Committee Encouraging Corporate Philanthropy, the Shanghai International Financial Advisory Committee, the Museum of American Finance and Fundacao Dom Cabral in Brazil.

In concluding that Mr. Niederauer should serve as a director of NYSE Euronext, the Nominating and Governance Committee considered Mr. Niederauer’s current position as chief executive officer, as well as his leadership role as a member of the board of managers of one of our predecessor organizations and as a senior leader of the execution and clearing businesses of a global financial services firm. Based on these experiences, qualifications and skills, the committee concluded that Mr. Niederauer would contribute a comprehensive knowledge of our business and the challenges and opportunities that we face and would provide a strategic vision for the Board of Directors to achieve our goals.

Ricardo Salgado	Mr. Salgado, age 67, has served as a director of NYSE Euronext and its predecessors since April 2002. Previously, Mr. Salgado served as chairman of the board of BVLP Sociedade de Gestora de Mercados Regulamentados, S.A. (Portugal) from 2000 until the merger with Euronext in 2002. Currently, he also serves as a member of the executive board of the Espirito Santo Group (Portugal), the vice-chairman and president of the executive committee of Banco Espirito Santo (Portugal) and chairman of the board of directors of Espirito Santo Financial Group S.A. (Luxembourg).

Mr. Salgado’s extensive experience as a chairman and member of the executive board of an international banking and financial services organization, in addition to his experience in the European securities exchange industry, including significant experience as a leader of NYSE Euronext and our predecessor organizations, led the Nominating and Governance Committee to conclude that Mr. Salgado would contribute a thorough understanding of our financial and economic climate, particularly on an international level, to the Board of Directors and therefore should serve as a director of our company.

Robert G. Scott	Mr. Scott, age 66, has served as a director of NYSE Euronext since February 2010. Mr. Scott was president, chief operating officer and a director of Morgan Stanley until December 2003 and continues as an advisory director of the company. Mr. Scott was named chief financial officer of Morgan Stanley Dean Witter at the time of the merger between Morgan Stanley and Dean Witter and became president and chief operating officer in 2001. Mr. Scott joined Morgan Stanley in 1970 and became a managing director in 1979. Prior to the merger, Mr. Scott held a number of positions with worldwide responsibility, including director of investment banking from 1994 to 1996, director of corporate finance from 1992 to 1994 and director of capital market services from 1985 to 1992. Mr. Scott is a trustee of Williams College and a member of the advisory council of the Stanford University Graduate School of Business. Mr. Scott is currently non-executive chairman of the board of Genpact, a publicly traded business process outsourcing company located in India, and a member of the board of trustees of New York Presbyterian Hospital. Mr. Scott is a trustee of the Naples Children and Educational Foundation. Mr. Scott is a former executive vice president of the Greater New York Council of the Boy Scouts of America (1992 to 2004) and was a director of Archipelago Holdings, Inc. He is a former trustee of the Japan Society, former chairman of the American Museum of Fly Fishing and a former trustee and chairman (1984 to 2004) of The Seeing Eye, Inc.

The Nominating and Governance Committee believes that Mr. Scott’s diverse professional experience as a president, chief operating officer and chief financial officer of a global financial services firm, his leadership roles as a director of one of our predecessor organizations and as a director of a major international public company, his distinguished contributions to academia and his dedication to public service demonstrate his ability to understand our business and add a perspective that will enhance the Board’s strategic discussions. It is for these reasons that the committee concluded that Mr. Scott should serve on the Board of Directors.

Jackson P. Tai	Mr. Tai, age 61, has served as a director of NYSE Euronext since April 2010. Mr. Tai served as chief executive officer and vice chairman of DBS Group Holdings Ltd. and DBS Bank Ltd. from June 2002 to December 2007. He joined DBS as chief financial officer in July 1999 and was appointed president and chief operating officer in 2001. Prior to his eight years of service with DBS in Singapore, he served 25 years with J.P. Morgan & Co. as a managing director in the Investment Banking Division, holding management positions in New York, Tokyo and San Francisco.

In January 2012, Mr. Tai became interim president and CEO of privately-held Brookstone Inc. where he has been director since August 2008 and chairman since February 2009. In September 2011, Mr. Tai was appointed to the board of Singapore Airlines. Mr. Tai has been a director of The Bank of China Ltd. and a member of the Supervisory Board of Royal Philips Electronics N.V. since March 2011. Mr. Tai has been a director of MasterCard Incorporated since September 2008. Mr. Tai is a trustee of Rensselaer Polytechnic Institute, a member of the Harvard Business School Asia Pacific Advisory Board and a member of the Merlin USA Board. Previously, Mr. Tai was a director of CapitaLand Ltd. from November 2000 to April 2011 and was a member of the supervisory board of ING Groep N.V. from April 2008 to January 2011. Mr. Tai was also a member of the Bloomberg Asia Pacific Advisory Board from 2006 to 2010, non-executive vice chairman of The Islamic Bank of Asia, Limited from 2006 to 2008, and a director of Singapore Telecommunications Ltd. from 2000 to 2006.

Mr. Tai’s global experience as the chief executive of a major banking and financial services organization, senior leader of a global investment bank, director of major international public companies, coupled with his deep knowledge of the business, banking and financial services climates in Asia and his dedication to academia are the specific experiences, qualifications, attributes and skills that the Nominating and Governance Committee considered in concluding that Mr. Tai should serve as a director of NYSE Euronext. These qualities enable him to understand our operations and strategic objectives, particularly on an international level.

Rijnhard van Tets	Mr. van Tets, age 64, has served as a director of NYSE Euronext and its predecessors since May 2003 and serves as the chairman of Euronext. Mr. van Tets is a managing director at Laaken Asset Management N.V. and previously served as an advisor to the managing board of ABN AMRO Bank N.V. (the Netherlands) until May 2007 and as a member of and chairman of the board of Wegener, N.V. until 2007. Mr. van Tets was vice-chairman of the Amsterdam Stock Exchange Association from 1988 to 1989 and a director of Euroclear from 1994 to 1999. Mr. van Tets served as a member of the supervisory board of Reliant Energy N.V. (the Netherlands) from 2000 to 2003, and as a member of the board of Stichting Holland Casino (the Netherlands) from 2000 to 2004. He is the chairman of the supervisory board of Arcadis (the Netherlands) and also a member of the supervisory boards of I.F.F. Holding B.V. (the Netherlands) and Petrofac Ltd. (United Kingdom), chairman of the supervisory board of Euronext Amsterdam N.V. (a subsidiary of Euronext), chairman of the investment committee of Verenigd Bezit (the Netherlands) and chairman of the board of Stichting Administratiekantoor Buhrmann N.V. (the Netherlands).

The Nominating and Governance Committee has considered Mr. van Tets’ substantial experience as a leader of NYSE Euronext and our predecessor organizations, as well as his extensive experience in international business as a managing director and partner of an asset management company and chairman and director of a number of global companies. This diversity of professional experiences and significant knowledge of our worldwide business led the committee to conclude that Mr. van Tets would add a valuable perspective to Board discussions and should therefore serve on the Board of Directors.

Sir Brian Williamson	Sir Brian, age 67, has served as a director of NYSE Euronext and its predecessors since April 2002. Sir Brian is also a director of NYSE Liffe U.S. Previously, he was chairman of LIFFE, from 1985 to 1988 and from 1998 to 2003 (after the acquisition of LIFFE by Euronext), member of court of the Bank of Ireland from 1990 to 1999, director of the Financial Services Authority (United Kingdom) from 1986 to 1998, member and chairman of the International Advisory Board of Nasdaq (U.S.) from 1995 to 1998, and governor-at-large of the National Association of Securities Dealers (United States) from 1995 to 1998. He was also chairman of Gerrard Group plc (United Kingdom) from 1989 to 1998, director of Templeton Emerging Markets Investment Trust plc (United Kingdom) from 2002 to 2003, director of Resolution plc (United Kingdom) from 2004 to 2008, director of Climate Exchange plc (United Kingdom) from 2007 to 2010, and chairman of Electra Private Equity plc (United Kingdom) from 2000 to 2010. Currently, Sir Brian is a director of MT Fund Management Ltd (United Kingdom), director of HSBC Holdings plc (United Kingdom), director of Politeia (United Kingdom), director of Live-Ex Limited (United Kingdom) and a trustee of the Winston Churchill Memorial Trust.

Sir Brian’s exceptional experience in our industry and with our business, particularly his notable experience as a leader of NYSE Euronext and our predecessor organizations in Europe and with the financial services industry regulatory bodies in the United Kingdom and the United States, together with his extensive experience as a chairman and director of asset managers, investment companies and other public companies as well as his dedication to public service led the Nominating and Governance Committee to conclude that Sir Brian would add deep knowledge and understanding of our business and strategic objectives as well as the regulatory environment in which our exchange businesses operate to our Board and therefore should serve as a director of NYSE Euronext.

Board Recommendation

Our Board of Directors unanimously recommends you vote FOR the election of each of the nominees listed above to the Board.

CORPORATE GOVERNANCE

Overview

We have created a governance structure that we believe reflects the highest standards of independence, oversight and transparency. Our Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, committee charters and practices from time to time. The charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Governance Committee, as well as our Corporate Governance Guidelines and the Director Independence Policy of the Board of Directors are available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Overview. Specifics on how to access these documents are provided under the relevant headings below.

In addition, our Board has adopted a Code of Ethics and Business Conduct that applies to our directors, chief executive officer and chief financial officer, as well as to all other employees, which is also available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Overview—Governance Policies. Any amendment to the NYSE Euronext Code of Ethics and Business Conduct and any waiver applicable to our directors, executive officers or senior financial officers will be posted on our website within the time period required by the SEC and the NYSE.

Requirements for Directors

Our charter provides that no person who is subject to any statutory disqualification (as defined under Section 3(a)(39) of the Exchange Act) will be permitted to serve as a director of NYSE Euronext.

Each of our directors must be approved by the Chairs Committee of the College of Euronext Regulators and must pass any “fit and proper” test under applicable European laws or regulations. A finding of “fit and proper” takes into account, among other things, the integrity and competence of the individual. All of our current directors have been approved by the Chairs Committee of the College of Euronext Regulators and have been found to be “fit and proper” under applicable European laws and regulations.

Director Independence

NYSE Euronext common stock is listed on the NYSE as well as Euronext Paris. As a company listed on the NYSE, our Board of Directors must comply with the NYSE corporate governance requirements, including the director independence standards. Those standards require that a majority of our Board of Directors be comprised of directors who have no direct or indirect material relationship with NYSE Euronext. In April 2007, we adopted the Independence Policy of the NYSE Euronext Board of Directors (the “Independence Policy”), which was amended in December 2009. The Independence Policy sets forth the independence requirements that apply to the members of our Board of Directors, which include, and in several respects go beyond, the NYSE standards.

Under our Independence Policy, a director is independent only if the Board of Directors determines that such director does not have any material relationships with NYSE Euronext and its subsidiaries. In making independence determinations, the Board must consider the special responsibilities of a director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations subject to the supervision of the SEC, as well as entities that are European securities exchanges subject to the supervision of European regulators. A copy of our Independence Policy is attached to this proxy statement as Annex B and available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Overview—Governance Policies.

In February 2012, in connection with the Annual Meeting and the election of directors, our Board of Directors reviewed the independence of each director nominee under the standards set forth in our Independence

Policy. The Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and NYSE Euronext and its subsidiaries and affiliates, as well as with members, allied members, allied persons, member organizations (as those terms are defined for purposes of the Independence Policy) and issuers of listed securities. The types of transactions and relationships that could be considered include direct commercial, industrial, banking, consulting, legal, accounting and charitable relationships as well as indirect relationships such as serving as a partner or officer, or holding shares, of an organization that has a relationship with NYSE Euronext and its subsidiaries and affiliates.

In February 2012, our full Board affirmatively determined that each of Jan-Michiel Hessels, Marshall N. Carter, André Bergen, Ellyn L. Brown, Patricia M. Cloherty, Sir George Cox, Sylvain Hefes, Duncan M. McFarland, James J. McNulty, Ricardo Salgado, Robert G. Scott, Jackson P. Tai, Rijnhard van Tets and Sir Brian Williamson were independent.

As part of the independence review undertaken by our Board, our Board of Directors also determined that none of our independent directors had any material relationship with NYSE Euronext or its subsidiaries or management, outside of their directorships on the boards of NYSE Euronext and its subsidiaries. In making its determinations, the Board of Directors considered the various relationships and found them to be immaterial under our Independence Policy. Some of these relationships included Mr. Williamson’s current and former positions as directors of companies with broker-dealer affiliates that are either NYSE, NYSE Arca, Inc. or NYSE Amex LLC members.

Based upon the Board’s independence review, each of our Audit Committee, Human Resources and Compensation Committee and Nominating and Governance Committee is comprised entirely of directors who have been determined to be independent under the NYSE listing standards and our Independence Policy.

Board Meetings and Committees

Our current Board was elected on April 28, 2011. There were 26 meetings of the Board in 2011. Our independent directors meet regularly in executive session without management participation, as required by the NYSE listing standards. Mr. Hessels has been appointed by the Board as the director presiding at these meetings.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board and any committees on which the director serves. Each of our directors attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member, except for Mr. Salgado. Mr. Salgado has been a member of the Board since 2007, and this is the first year that Mr. Salgado did not attend at least 75% of meetings of the Board and the committees on which he served. Mr. Salgado holds a key position as vice-chairman and president of the executive committee of Banco Espirito Santo, Portugal’s largest bank, which in 2011 required him to focus on managing the bank’s navigation of the European debt crisis. He also actively participated in high-level European regulatory and political discussions about how best to resolve the crisis. Mr. Salgado attended a number of joint meetings of the European Commission, the European Central Bank and the International Monetary Fund, as well as meetings of the Bank of Portugal and the Portuguese Banking Association, to implement the new requirements imposed on Portugal and its banking sector. Mr. Salgado’s intensive efforts to address the crisis restricted his ability to attend certain of the significant number of special meetings held in connection with the proposed business combination with Deutsche Börse, which were not part of the regular meeting schedule and were often called with little advance notice. Mr. Salgado participated in major decisions of the Board concerning the proposed business combination, kept apprised of developments regarding the transaction through communications with his fellow directors, and attended all but one of the regularly scheduled meetings of the Board and the committee on which he served.

In addition, our policy is that all directors and nominees should attend annual meetings of stockholders. All of our current directors attended the 2011 annual meeting.

The Board’s standing committees include the following:

Committee	Members	Primary Responsibilities	# of Meetings
Audit	Robert G. Scott (Chair) André Bergen Marshall N. Carter(1) Patricia M. Cloherty Sylvain Hefes Jackson P. Tai(2) Rijnhard van Tets

•   Oversees the integrity of NYSE Euronext’s consolidated financial statements and internal controls, compliance with legal and regulatory requirements, the process relating to internal risk management and control systems and the NYSE Euronext tax policy.

•   Prepares the audit committee report to stockholders in the Company’s annual proxy statement.

•   Appoints, oversees the work of, evaluates the qualifications, performance and independence of, determines compensation for and, where appropriate, terminates, replaces or rotates the independent auditor.

•   Reviews and pre-approves, to the extent required by applicable laws and regulations, the scope and general extent of the independent auditor’s services, the significant audit procedures and the estimated audit fees.

•   Reviews the independent auditor’s reports and the internal auditor’s reports.

•   Reviews and approves internal audit plans, recommends changes to the plans and assesses the effectiveness of the internal audit function.

•   Reviews and discusses with management and the independent auditor the financial statements and their preparation and the adequacy of our internal controls.

•   Recommends for Board approval the appointment and replacement of the senior internal audit executive, and all matters related to responsibilities, budget and staffing of the internal audit division.

7
Human Resources and Compensation	James J. McNulty (Chair) Duncan M. McFarland Ricardo Salgado Sir Brian Williamson

•   Reviews human resources policies, including the activities relating to recruitment of management committee members.

•   At the request of the Nominating and Governance Committee, advises and assists the Nominating and Governance Committee in reviewing director compensation and benefits.

•   Annually reviews, sets and approves corporate goals and objectives relevant to the compensation of the chief executive officer and deputy chief executive officer, and evaluates the performance of the chief executive officer and deputy chief executive officer in light of these goals and objectives, and together with the other independent directors, determines and approves such compensation.

•   Reviews and makes recommendations to the board with respect to incentive compensation and equity-based plans.

•   Determines the compensation of all management committee members (other than the chief executive officer and deputy chief executive officer).

•   Reviews and approves employment agreements, severance arrangements or change in control agreements.

5

Committee	Members	Primary Responsibilities	# of Meetings
		• Reviews and discusses the Compensation Discussion and Analysis section in the proxy statement.
Nominating and Governance	Jan-Michiel Hessels (Chair) Ellyn L. Brown Marshall N. Carter Sylvain Hefes

•   Identifies and recommends candidates for election to the Board.

•   Receives and reviews recommendations from stockholders or the public in considering candidates for Board membership and annually reviews and recommends to the Board the Candidate Nomination Policy related to such public nominations.

•   Makes recommendations to the Board with respect to the determination of director independence.

•   Makes recommendations to the Board with respect to committee chairman and membership appointments.

•   Reviews and recommends to the Board the compensation and benefits of non-executive directors.

•   Establishes the appropriate process for and oversees the self-assessment of the Board and oversees the evaluation of management.

			4
Technology	Sir George Cox (Chair) Patricia Cloherty Jackson P. Tai Rijnhard van Tets(2) Jean-François Théodore(1)	• Assesses significant technology opportunities and monitors the progress of special initiatives. • Reviews the annual information technology (“IT”) plan and IT budget and monitors the progress of the implementation of the annual IT plan. • Discusses major technology risks and challenges.	4

(1)	Director served on the committee until April 28, 2011.

(2)	Director served on the committee from April 28, 2011.

Audit Committee

The Audit Committee is composed of six independent directors and operates pursuant to a written charter. Our Audit Committee Charter is available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Committees. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Robert G. Scott is an “audit committee financial expert” within the meaning of the rules of the SEC.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (“HR&CC”) is composed of four independent directors and operates pursuant to a written charter. Our HR&CC Charter is available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Committees.

HR&CC Interlocks and Insider Participation

In 2011, our HR&CC consisted of Duncan M. McFarland, James J. McNulty, Ricardo Salgado and Sir Brian Williamson. No member of the HR&CC is a current or former officer or employee of NYSE Euronext or any of its subsidiaries, with the exception of Sir Brian Williamson, who resigned as executive chairman of LIFFE, the predecessor of NYSE Liffe, in April 2003. There are no compensation committee interlocks (i.e., situations where an executive officer of NYSE Euronext serves on the board or compensation committee of another company and an executive officer of such company serves on our Board or HR&CC).

Nominating and Governance Committee

The Nominating and Governance Committee is composed of four independent directors and operates pursuant to a written charter. The Nominating and Governance Committee Charter is available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Committees.

Our bylaws provide that the Nominating and Governance Committee must be composed of an equal number of U.S. domiciliaries and European domiciliaries.

The Nominating and Governance Committee is responsible for proposing a slate of directors for election by the stockholders. The Nominating and Governance Committee is responsible for proposing persons as candidates for the Board of Directors who, in the opinion of the committee, (i) meet the requirements related to Board composition set forth in the bylaws, (ii) are committed to serving the best interests of NYSE Euronext and (iii) can discharge the obligations of directors under the NYSE Euronext charter. As part of this process, the Nominating and Governance Committee reviews each incumbent director’s continued service on the Board of Directors on an annual basis.

The Nominating and Governance Committee considers each nominee on his or her individual merits, taking into account the needs of NYSE Euronext and the composition of the Board of Directors. Members of the Nominating and Governance Committee discuss and evaluate director candidates and may employ outside consultants to help identify director candidates. The Nominating and Governance Committee will consider nominees recommended by stockholders and the public on the same basis as it considers any other candidates.

The Nominating and Governance Committee selects director candidates on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, previous board or top-level management/leadership experience and ability to make independent analytical inquiries. See Election of Directors—Nominees for Election to the Board of Directors. The Nominating and Governance Committee also considers the skill sets and experiences of the existing directors and actively seeks to add directors who would bring additional relevant skill sets and experiences to the Board or would replace skill sets and experience lost through a director’s retirement. Subject to a determination of the Board as set forth in the Independence Policy, directors are required to be independent from listed companies and NYSE, NYSE Arca, Inc. and NYSE Amex LLC members under the Independence Policy established by the Board. At least three-fourths of the directors also must be independent from the management of NYSE Euronext and its subsidiaries in a manner comparable to the requirements of the NYSE governance standards for listed companies. Among other things, no independent director currently may be, or within the past three years may have been, an employee of NYSE Euronext or its subsidiaries, and independent directors must have no other material relationship with NYSE Euronext and its subsidiaries. In selecting director candidates, NYSE Euronext and its subsidiaries do not discriminate on the basis of race, color, religion, sex, sexual orientation, national origin, age, people with disabilities, marital status, citizenship, genetic predisposition or carrier status or any other characteristic protected by law. Our Candidate Nomination Policy, which contains the criteria for director candidates, is available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Overview—Governance Policies.

Stockholders and members of the public who wish to submit candidates for consideration should submit them in accordance with the procedures described under Other Matters—Director Nominations and Other Business below.

Technology Committee

The Technology Committee is composed of four directors and operates pursuant to a written charter. The Technology Committee Charter is available on our website at www.nyse.com under the heading Investor Relations—Corporate Governance—Committees.

Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters

NYSE Euronext has adopted a global whistle-blowing policy to enable anyone who has a good-faith complaint regarding NYSE Euronext’s accounting, internal accounting controls or auditing matters to communicate that complaint directly to the Audit Committee. Employees of NYSE Euronext may do so on a confidential or anonymous basis. Anyone with complaints regarding accounting matters, internal accounting controls or auditing matters may report them to the NYSE Euronext’s chief compliance officer or directly to the Audit Committee by mail to NYSE Euronext, 20 Broad Street, 8th Floor, New York, New York 10005 or by email to ccereporting@nyx.com or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (provided on the website).

Policy Regarding Communications with the Chairman, Independent Directors and the Board

We have adopted procedures for communicating with our chairman, independent directors and the Board of Directors as a whole. Any person may communicate in writing to NYSE Euronext’s chief compliance officer, the chairman of our Board of Directors, our independent directors as a group or our Board of Directors via regular mail addressed to NYSE Euronext, 11 Wall Street, New York, New York 10005. You may also send an email directly to the chief compliance officer at ccereporting@nyx.com, to the corporate secretary at corpsecy@nyx.com or to the chairman of the Board of Directors at boardofdirectors@nyx.com. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of NYSE Euronext and our stockholders are collected and forwarded on a periodic basis to the Board of Directors along with a summary of our actions in response to such submissions. Communications that are not related to a director’s duties and responsibilities as a Board member may be excluded by the Office of Legal and Government Affairs. The directors to whom such information is addressed will be informed that the information has been removed and that it will be made available to such directors upon request. Matters related to regulatory functions of our U.S. securities exchanges are forwarded directly to NYSE Regulation, an indirect not-for-profit subsidiary of NYSE Euronext.

Compensation of Directors

Non-management directors of NYSE Euronext are compensated under our director compensation program, which is reviewed annually by the Nominating and Governance Committee and approved by the Board. The chairman, the deputy chairman and each of the other non-management members of the Board receives an annual fee of $450,000, $250,000 and $150,000, respectively. These fees are paid 50% in cash and 50% in restricted stock units (“RSUs”) granted under the NYSE Euronext Omnibus Incentive Plan, which are vested immediately upon grant. The cash portion generally is paid quarterly in arrears, and the RSUs generally are granted on the annual meeting date. The shares underlying the RSUs are delivered on a director’s retirement, resignation or other termination (other than for cause), unless the director timely elects to receive the shares in five annual installments following such termination. Prior to the delivery of the shares, directors receive dividend equivalents on the RSUs in respect of any cash dividends that our shareholders receive.

The chairman of the Audit Committee receives an additional annual fee of $25,000. The chairman of each of the Nominating and Governance Committee, the Technology Committee and the Human Resources and Compensation Committee, and each member of the Audit Committee, receives an additional annual fee of $10,000. The chairman and deputy chairman of the Board, however, are not eligible for any such additional fees. All such additional annual fees are paid entirely in cash on the same quarterly schedule in arrears as the cash portion of the Board fee.

Our non-management directors are reimbursed for their out-of-pocket travel expenses. In certain cases, as described below, our non-management directors who also serve as directors on the boards of our subsidiaries receive additional compensation for such service. We generally provide our non-U.S. based directors with reimbursement for tax advice and preparation services primarily related to additional tax obligations resulting from their compensation as directors.

The following table contains compensation information about the fees and other compensation paid to the members of the NYSE Euronext Board of Directors in the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
André Bergen(3)	$125,310	$75,000	$5,572	$205,882
Ellyn L. Brown(4)	125,000	75,000	12,598	212,598
Marshall N. Carter(5)	140,000	125,000	22,527	287,527
Patricia M. Cloherty	85,000	75,000	9,456	169,456
Sir George Cox	85,000	75,000	12,924	172,924
Sylvain Hefes	85,000	75,000	12,804	172,804
Jan-Michiel Hessels(6)	235,425	225,000	37,685	498,110
Duncan M. McFarland	75,000	75,000	12,598	162,598
James J. McNulty(7)	135,000	75,000	27,442	237,442
Ricardo Salgado	75,000	75,000	12,782	162,782
Robert G. Scott	96,250	75,000	5,198	176,448
Jackson P. Tai	82,500	75,000	4,563	162,063
Jean-François Théodore(8)	24,503	—	1,961	26,464
Rijnhard van Tets(9)	137,125	75,000	22,673	234,798
Sir Brian Williamson	90,000	75,000	15,605	180,605

(1)	This column represents the aggregate grant date fair value of RSUs granted to the directors in 2011, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation, please see Notes 2 and 9 to the consolidated financial statements included in NYSE Euronext’s 2011 Annual Report on Form 10-K.

(2)	This column includes dividend equivalents paid to the non-employee directors on their RSUs as follows:

André Bergen	$4,563
Ellyn L. Brown	12,598
Marshall N. Carter	22,527
Patricia M. Cloherty	9,456
Sir George Cox	11,762
Sylvain Hefes	11,762
Jan-Michiel Hessels	35,282
Duncan M. McFarland	12,598
James J. McNulty	27,442
Ricardo Salgado	11,762
Robert G. Scott	5,198
Jackson P. Tai	4,563
Jean-François Théodore	895
Rijnhard van Tets	11,762
Sir Brian Williamson	11,762

(3)	Fees Earned or Paid in Cash includes a fee of $34,750 paid to Mr. Bergen for his service as a member of the supervisory board of Euronext N.V. and $5,560 paid to Mr. Bergen for his service as chairman of the Euronext N.V. audit committee. These payments reflect the dollar equivalent of the amounts paid in euros, based on $1.39 per euro, which was the average exchange rate for 2011.

(4)	Fees Earned or Paid in Cash includes a fee of $50,000 paid to Ms. Brown for her service on the board of directors of NYSE Regulation.

(5)	Fees Earned or Paid in Cash includes a fee of $15,000 paid to Mr. Carter for his service on the board of directors of NYSE Liffe U.S.

(6)	Fees Earned or Paid in Cash includes a fee of $10,425 paid to Mr. Hessels for his service on the supervisory board of Euronext Amsterdam N.V. This payment reflects the dollar equivalent of the amount paid in euros, based on $1.39 per euro, which was the average exchange rate for 2011.

(7)	Fees Earned or Paid in Cash for Mr. McNulty includes $50,000 for his service as chairman of NYSE Liffe U.S.

(8)	Mr. Théodore did not stand for re-election at the 2011 annual meeting and his compensation for 2011 was pro-rated accordingly.

(9)	Fees Earned or Paid in Cash includes $41,700 for Mr. van Tets’s service as chairman of the Euronext supervisory board and $10,425 for his service as chairman of the supervisory board of Euronext Amsterdam N.V. These payments reflect the dollar equivalent of the amounts paid in euros, based on $1.39 per euro, which was the average exchange rate for 2011.

The following table sets forth the number of outstanding RSUs held by each of our non-employee directors as of December 31, 2011. These RSUs are fully vested, but the shares underlying the RSUs have not yet been delivered.

Name	Number of RSUs Outstanding
André Bergen	4,274
Ellyn L. Brown	10,970
Marshall N. Carter	19,559
Patricia M. Cloherty	8,352
Sir George Cox	10,273
Sylvain Hefes	10,273
Jan-Michiel Hessels	30,817
Duncan M. McFarland	10,970
James J. McNulty(1)	23,340
Ricardo Salgado	10,273
Robert G. Scott	4,803
Jackson P. Tai	4,274
Jean-François Théodore(2)	—
Rijnhard van Tets	10,273
Sir Brian Williamson	10,273

(1)	Includes 12,370 RSUs granted to Mr. McNulty for his service as a member of the Archipelago Holdings, Inc. board of directors prior to the Archipelago/NYSE combination in 2006.

(2)	Mr. Théodore did not stand for re-election at the 2011 annual meeting.

Considerations of Diversity in the Nominations Process

The Nominating and Governance Committee considers diversity in identifying nominees to serve as directors of NYSE Euronext. Although the Nominating and Governance Committee does not have a formal diversity policy, our Candidate Nomination Policy states that the Nominating and Governance Committee believes that director candidates must have “diversity of personal, professional and cultural experience.” As described above under Election of Directors—Nominees for Election to the Board of Directors, the committee makes an assessment of the specific experience, qualifications, attributes and skills of each director nominee, and one of the factors that the committee considers in making this assessment is the extent to which the candidate demonstrates the desired diversity of personal, professional and cultural experiences among the director nominees.

In addition, our Candidate Nomination Policy contains a non-discrimination provision that states that “[i]n selecting director candidates, NYSE Euronext and its subsidiaries do not discriminate on the basis of race, color, religion, sex, sexual orientation, national origin, age, people with disabilities, marital status, citizenship, genetic predisposition or carrier status, or any other characteristic protected by law.” The committee at all times abides by such non-discrimination provision in the selection and recommendation of director nominees.

Board Leadership Structure and Board’s Role in Risk Oversight

The leadership structure of the Board of Directors is dictated, in part, by our bylaws, which require that either (i) the chairman of the Board of Directors be a U.S. person and the chief executive officer be a European person or (ii) the chairman of the Board of Directors be a European person and the chief executive officer be a U.S. person. Accordingly, we have separated the role of chairman and chief executive officer. We believe that this is the best structure for a company, such as ours, which is the culmination of a merger between two robust organizations operating in the United States and Europe, to become a global, integrated company. This structure also provides for independent oversight of management at the Board leadership level.

The Company has a comprehensive, three-lines-of-defense risk management process that is ultimately overseen by the Board. The first line, day to day risk management, is monitored by a Business Risk Group — a committee comprised of key individuals from across the Company’s geographic and business units. The Business Risk Group monitors key internal and external risk drivers and reviews the potential likelihood, possible magnitude and importance of risks. The Business Risk Group also provides suggestions on how to mitigate such risks and assigns appropriate senior executives to act as risk managers.

The Company’s Risk Services group forms the second line of defense by creating the proper framework and process for risk identification. Risk Services is an independent function, reporting to the chief financial officer, that provides objective assurance to assist management (including the Business Risk Group) and the Board in risk oversight and assessment and that ensures appropriate escalation and accurate disclosure of risk matters. Internal Audit Services provides the third line of defense by independently verifying the risk and control framework. The Audit Committee receives the results of reviews and internal audits of the process and underlying risk factors and monitors the appropriate disclosure of such risks to investors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based on our records, and written representations and other information that we received during this fiscal year, we believe that during fiscal 2011 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them except that one transaction for each of Messrs. Bellegarde and Jones and two transactions for Mr. Leibowitz were not timely reported. For Messrs. Bellegarde and Jones, the failure to timely report resulted from an administrative error by NYSE Euronext. All of these transactions were subsequently reported on Form 4 or Form 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of February 28, 2012, regarding the beneficial ownership of shares of NYSE Euronext common stock by:

•	each person who is known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Unless otherwise indicated, the business address of our directors and named executive officers is 11 Wall Street, New York, New York 10005. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. The table includes shares underlying vested RSUs held by our directors and RSUs held by our named executives that are scheduled to vest within 60 days. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of our common stock shown as beneficially owned by that stockholder. Unless otherwise indicated, no shares have been pledged as security.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
5% Holder
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	15,499,306(1)	6.02%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	15,345,940(2)	5.96%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,620,424(3)	5.29%
Directors
Jan-Michiel Hessels	30,817(4)	*
Marshall N. Carter	71,784(5)	*
Duncan L. Niederauer**	278,609	*
André Bergen	4,274(4)	*
Ellyn L. Brown	10,970(4)	*
Dominique Cerutti**	22,667	*
Patricia M. Cloherty	9,212(6)	*
Sir George Cox	10,273(4)	*
Sylvain Hefes	10,273(4)	*
Duncan M. McFarland	32,970(7)	*
James J. McNulty	40,340(8)	*
Ricardo Salgado	10,273(4)	*
Robert G. Scott	4,803(4)	*
Jackson P. Tai	5,274(9)	*
Rijnhard van Tets	10,273(4)	*
Sir Brian Williamson	10,273(4)	*

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Named Executive Officers
Lawrence E. Leibowitz	65,769	*
Michael S. Geltzeiler	79,198	*
John K. Halvey	114,251	*
Philippe Duranton	82,528	*
Directors and executive officers as a group	1,052,534	0.41%

(1)	As of December 31, 2011, based on information set forth in the Schedule 13G filed February 9, 2012 by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. has sole dispositive power over 15,499,306 shares and sole voting power over all of these shares.

(2)	As of December 31, 2011, based on information set forth in the Schedule 13G filed February 8, 2012 by T. Rowe Price Associates, Inc. The Schedule 13G discloses that T. Rowe Price Associates, Inc. has sole dispositive power over 15,345,940 shares and sole voting power over 4,458,579 of these shares.

(3)	As of December 31, 2011, based on information set forth in the Schedule 13G filed February 8, 2012 by The Vanguard Group, Inc. The Schedule 13G discloses that The Vanguard Group, Inc. has sole dispositive power over 13,256,764 shares, shared dispositive power over 363,660 shares and sole voting power over 363,660 of these shares.

(4)	Reflects shares underlying RSUs.

(5)	Includes 19,559 shares underlying RSUs.

(6)	Includes 8,352 shares underlying RSUs.

(7)	Includes 10,970 shares underlying RSUs.

(8)	Includes 23,340 shares underlying RSUs.

(9)	Includes 4,274 shares underlying RSUs.

*	Less than 1% of the class.

**	Also a named executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report

The Human Resources and Compensation Committee of the Board (the “HR&CC”) reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management, with Towers Watson (the HR&CC’s outside compensation consultant) and with counsel. Based on such review and discussions, the HR&CC recommended to the Board that the CD&A be included in this proxy statement.

Members of the HR&CC:

James J. McNulty, Chair

Duncan M. McFarland

Ricardo Salgado

Sir Brian Williamson

Compensation Discussion and Analysis

This CD&A describes the principles, policies and practices that informed our executive compensation program for 2011 and explains the application of these principles, policies and practices to six of our executive officers: our chief executive officer, our president and deputy chief executive officer, our chief financial officer and our three other most highly compensated executives. These six executives are named in the 2011 Summary Compensation Table that follows this CD&A, and we refer to them as our “named executives.”

Our company is complex and unique and has a global reach and these attributes influence our approach to executive compensation. Our 2011 executive compensation program was designed to reward our named executives for their significant contributions to our performance, including the achievement of the key initiatives described below. These achievements and the day-to-day business successes that we accomplished in 2011 occurred at a time when we were also dedicating substantial efforts in connection with a proposed business combination with Deutsche Börse (the “Proposed Business Combination”) that, as a result of the European Commission’s decision to prohibit the combination, did not occur. Through this process our executive team stayed focused on delivering shareholder value, and we believe that the compensation actions described in this CD&A were appropriately taken.

Executive Summary

Relationship Between Company Performance and Compensation Actions in 2011

We face increasing competition from a variety of sources, as the methods by which capital markets can be formed and operated continue to expand, and as the services that these markets require proliferate. In particular, recent trends towards the liberalization and globalization of world capital markets have resulted in greater mobility of capital, greater international participation in local markets and more competition among markets in different geographical areas. As a result, global competition among listing venues, trading markets and other execution venues has become more intense. We are proud of the following accomplishments in 2011 that helped us meet these challenges, face uncertain market conditions and continue to build long-term shareholder value:

•

Reported year-over-year increases in net revenue of 6%, operating income of 21%, net income of 19%, diluted earnings per share of 19% and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of 15%;*

*	Certain of these measures are not financial measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). See Annex C to this proxy statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

•	Limited capital expenditures to $170 million, significantly below our cost guidance of $200 million;

•	Achieved 10% year-over-year revenue increase in our NYSE Technologies business;

•	Continued to make strong inroads into Asia, in particular with our acquisition of Metabit and the deepening of our relationship with the Tokyo Stock Exchange;

•	Ranked first globally for IPOs, with three times the total proceeds raised by our nearest U.S. competitor;

•	Together with NYSE Arca options, grew our market share to a record 28%, which was first in US equity options; and

•	Completed a $100 million share buyback in the fourth quarter.

At the core of our ability to deliver these results is our a dynamic, globally integrated, technologically skilled and entrepreneurial management team. To retain and incentivize our management team, and in recognition of this year’s accomplishments, we took the following specific compensation actions, which were consistent with our philosophy of tying our executives’ pay to performance:

•

Funded our annual incentive compensation pool for 2011 at 115% of the 2010 pool due to the increased attainment of the EBITDA metric used to generate the pool, thereby directly tying our annual financial results to the amount of compensation that we pay;

•	Granted incentive awards to our named executives based on their accomplishments as a team and, if applicable, the accomplishments of their business units;

•

Delivered half of our executives’ annual performance bonuses, and their entire equity grants under the long-term incentive program (“LTIP”), in time-vesting RSU awards, thereby tying a significant portion of compensation to the Company’s long-term performance while enhancing retention;

•	Froze the named executives’ base salaries for the fourth consecutive year, further tying the executives’ pay to performance by not increasing the fixed component of their pay; and

•	Adopted a stock ownership guideline for our chief executive officer.

Relationship Between NYSE Euronext’s Pay for Performance Philosophy and Compensation Actions in 2011

Our compensation program for our named executives is designed to link the executives’ compensation as closely as possible with the Company’s performance and thereby to align the executives’ interests with those of our shareholders. We attempted to achieve this in 2011 through the following actions that reflect the core elements of our compensation program:

•

Used an annual performance bonus pool based on a specified percentage of EBITDA, which we believe to be the best indicator of financial performance as it allows us to focus on core operating profitability, to fund the bonuses paid globally to our employees, including our named executives;

•

Subjected the annual bonus payments to a threshold and maximum payout. The threshold ensures that no payments are made if the minimum performance level is not achieved, and the maximum payout ensures that participants are not incentivized to take unnecessary or excessive risks;

•	Tied compensation to company and individual performance in 2011 through the use of variable compensation components; and

•	Continued to award a significant portion of compensation in equity, which holds executives accountable for annual and longer-term company performance.

Objectives and Design of the Compensation Program

Guiding Principles

We have designed our management compensation program to reflect the following guiding principles:

•	Build long-term value for shareholders by attracting, retaining and incentivizing talented executives with competitive compensation packages;

•	Maintain a strong ownership culture and align executive compensation with shareholder interests through direct participation in long-term stock performance;

•

Deliver compensation pursuant to a consistent global philosophy that emphasizes shared goals linked to company, business unit and individual performance, while remaining responsive to local market conditions;

•

Encourage and reward robust company and business unit performance with an annual bonus program that incorporates a strong pay for performance relationship, in particular through the use of financial performance metrics (for 2011, EBITDA) to determine the size of the annual bonus pool used to fund annual bonus payments and through the consideration of qualitative and quantitative performance outcomes in determining individual bonus amounts;

•	Reward corporate, operating unit and individual factors that support our culture, such as individual excellence, integrity, innovation, customer focus, teamwork and emphasis on diversity; and

•	Promote transparency and accountability through the use of straightforward compensation components.

Elements of Executive Compensation

To implement our guiding principles, our executive compensation program for 2011 comprised three basic elements:

•	Base salary to attract and retain highly talented, dedicated and results-oriented executives;

•	Annual performance bonus, the grant and ultimate value of which is strongly linked to company and individual performance and short- and long-term shareholder value creation.

The size of the bonus, which was granted in February 2012, was tied to the Company’s performance in 2011 utilizing EBITDA as our key financial measure to determine bonus pool funding and to the executive’s performance through the application of discretion in consideration of the executive’s contributions to the business. Half of the bonus is paid in equity, which further ties the bonus to longer-term performance. This design fosters our pay-for-performance compensation philosophy, ensures focus on both short-term and long-term success of the Company and strongly aligns the interests of our senior management team with those of our shareholders; and

•

Annual grants, made in February 2011, of long-term equity awards in the form of RSUs that cliff vest on the third anniversary of the grant date, to foster an ownership culture and to provide executives with a direct investment in the long-term success and growth of the Company.

Each of these elements is discussed in detail below.

Compensation Process and Market Comparisons

Compensation Decision Process

Independence considerations in compensation process

The Company believes that the independence of each member of the HR&CC is instrumental to the committee’s ability to carry out its responsibilities, including determining the amount and structure of compensation paid to the named executives and administering the Company’s equity-based compensation plans. The independence of the HR&CC also reinforces the values of accountability and transparency in the compensation process.

To maintain the independence of our not-for-profit subsidiary, NYSE Regulation, the compensation of its executives is determined solely by its board of directors, and the executives of NYSE Regulation do not participate in certain of our general compensation programs, including our equity-based compensation plans. The HR&CC advises and assists the NYSE Regulation board at its request concerning executive compensation policies and procedures, and we believe that the compensation philosophies of the HR&CC and the NYSE Regulation board are consistent. None of our current named executives is an executive of NYSE Regulation.

Role of CEO and management in determining compensation

Executive compensation decisions are made within the HR&CC’s discretion; however, to make these decisions the committee seeks input from management and guidance from its independent compensation consultant. None of the Company’s executives has any direct role in determining the amount of his or her compensation. Our chief executive officer recommends compensation packages for our named executives, other than himself. His assessment of each executive is based on the executive’s achievement of business or functional results (as appropriate) as well as the management team’s collective achievement of strategic priorities. For a further discussion of each named executive’s contribution, see Annual Performance Bonus—Individual bonus amounts.

Independence of compensation consultant and role in determining compensation

The HR&CC has retained Towers Watson, an independent compensation consultant, to provide the committee with guidance and services relating to executive pay. Towers Watson provides various analyses, as directed by the committee, as well as recommendations regarding executive compensation philosophy and design, including the selection of the companies that comprise the peer groups that the HR&CC uses for market compensation comparisons.

Risk assessment

Towers Watson conducted an assessment of the features of the Company’s executive and employee compensation programs to determine whether any material risks to the Company could result from the design of any of these specific features. This review, presented to the HR&CC at its meeting in February 2012, was undertaken independently under the purview of the HR&CC, although Towers Watson worked with members of management to gather compensation plans and review processes. The foundation of this review was the thorough assessment undertaken in the previous year and the knowledge that the compensation programs had not materially changed.

The HR&CC considered the findings of the assessment and concluded that the Company’s compensation programs’ design and administration continue to operate with the appropriate balance of risk and reward in relation to its overall business and risk management strategy and do not create risks that are reasonably likely to have a material adverse effect on the Company.

2011 “Say-on-Pay” and “Say-When-on-Pay” Votes

At our 2011 annual meeting, over 83% of votes were cast, on an advisory basis, in favor of the “say-on-pay” vote on executive compensation. As such, the HR&CC has concluded that the large majority of our shareholders is satisfied with our existing program. We continuously review our compensation policies and decisions and dialogue with our shareholders to determine whether to make improvements to our existing executive compensation program to ensure that the interests of our named executives are directly aligned with the interests of the Company and shareholders. To that end, on March [•], 2012, we entered into an amended and restated employment agreement with Mr. Niederauer and recalibrated his equity incentive compensation to include a performance-based element. The employment agreement eliminates the golden parachute excise tax gross-up that was included in his original employment agreement. For more on the employment agreement and performance-based equity awards, see Subsequent Events below.

Also at our 2011 annual meeting, over 83% of votes were cast, on an advisory basis, in favor of holding the advisory say-on-pay vote every year. The Board of Directors considered this result and determined that the Company will hold the advisory say-on-pay vote every year. Therefore this year we again are providing our shareholders with an advisory vote to approve the compensation of our named executives, as disclosed in this proxy statement, including this CD&A and the tables and narrative disclosure that follow (see Proposal No. 3—Advisory Vote to Approve the Company’s Executive Compensation). We seek your support and believe that it is appropriate because, as further detailed in this CD&A, we have a comprehensive executive compensation program that is designed to link our executives’ compensation as closely as possible with the Company’s performance and to align the executives’ interests with yours as shareholders. For example, we deliver a significant percentage of total compensation in performance-based and long-term incentive awards. We continually monitor our executive compensation program and modify it as needed to strengthen this link between compensation and performance and to reflect the dynamic, global marketplace in which we compete for executive talent. Although, as an advisory vote, this proposal is not binding on the Company, the HR&CC will carefully consider the shareholder vote on this matter at its next meeting. Our Board unanimously recommends that you vote FOR this proposal.

Peer Groups

Peer groups are used to provide the HR&CC with insights into the markets within which we compete for executive talent. Results from studies of the peer groups guide, but do not dictate, the committee’s decisions regarding pay level and design architecture. The committee believes that its approach of not targeting a specified pay percentile but rather allowing the relative level and design of the programs to inform pay decisions is appropriate given the global nature and diverse skills and experience of our management team.

Due to the evolving nature of our company, the HR&CC has examined two peer groups. To reflect our historical foundation as a traditional exchange business, the HR&CC constructed an exchange industry peer group consisting of exchange companies (the “Global Exchange Peer Group”). We are also entrepreneurial and innovative and committed to emerging as a world-class technology solutions provider, so the HR&CC also constructed a global peer group consisting of companies that similarly leverage technology and/or serve the financial services industry on a global basis (the “Global Peer Group”). The companies comprising each peer group are set forth below.

Annually, with the assistance of Towers Watson, the HR&CC reviews these peer groups and ensures their continued applicability. In 2011, there were no changes to the composition of either peer group. The Global Exchange Peer Group consists of publicly traded global marketplaces that are direct competitors of NYSE Euronext. The 2011 composition of the Global Exchange Peer Group is as follows:

ASX Limited	IntercontinentalExchange, Inc.
CME Group Inc.	London Stock Exchange Group plc
Deutsche Börse AG	Singapore Exchange Limited
Hong Kong Exchanges and Clearing Limited	The NASDAQ OMX Group, Inc.
ICAP plc	TMX Group Inc.
Interactive Brokers Group, Inc.

The Global Peer Group consists of a blend of U.S. and non-U.S. domiciled companies that have a global reach, in addition to having characteristics such as brand name recognition, regulatory compliance obligations and a technology-dependent business component. The 2011 composition of the Global Peer Group is as follows:

Accenture	ING Groep N.V.
AEGON N.V.	Oracle Corporation
Automatic Data Processing, Inc.	Prudential Financial, Inc.
Barclays PLC	SAP AG
BlackRock, Inc.	Société Générale Group
BNP Paribas	State Street Corporation
Fiserv, Inc.	The Progressive Corporation
Genworth Financial, Inc.	Visa Inc.

Certain shareholder advisory services have constructed their own peer groups to evaluate our executive compensation program. These services generally select companies within a broad industry category with similar revenues and market capitalizations, without regard to whether the companies share our salient characteristics or compete with us for customers and executive talent. As the companies in the Global Exchange Peer Group and the Global Peer Group share our characteristics and compete with us, we believe that our peer groups provide a more appropriate basis for informing the HR&CC’s decisions regarding our executive compensation program.

“Pay Mix”

We believe that the mix of cash and equity awards should provide an appropriate balance between fixed and variable, cash and equity and short- and long-term pay elements. This practice holds executives accountable for annual and longer-term performance and mitigates risk taking by removing focus from short-term performance. Accordingly, while it does not target specified percentages, the HR&CC seeks to allocate a greater portion of compensation to variable and equity-based pay than it allocates to cash, particularly salary.

Towers Watson again this year assessed the pay mix of our named executives against that of the Global Exchange Peer Group and the Global Peer Group. As summarized in the charts below, the analysis compared our named executives’ 2010 base salaries, 2010 bonuses (paid in 2011) and February 2011 LTIP grants with the base salaries, cash bonuses and equity-based awards of the peers’ named executives as disclosed in the peers’ proxy statements filed in 2011. The first chart compares the pay mix of our chief executive officer with that of the chief executive officers of the peer groups, and the second chart compares the aggregate pay mix of our other named executives with that of the peers’ other named executives. The analysis demonstrates that again this year our named executives received more of their compensation in the form of variable and long-term equity-based compensation than did the peers’ named executives. The HR&CC believes that compensating the named executives in this manner is a leading industry practice.

CEO - Mix of Pay	Other Named Executives - Mix of Pay

For the CEO, the analysis excludes Société Générale Group from the Global Peer Group and excludes Interactive Brokers Group, Inc. from the Exchange Peer Group as these companies did not grant short- or long-term incentive awards. This analysis also excluded Oracle from the Global Peer Group, as this company granted $1 in base salary.

For the named executives other than the CEO, the named executives from Société Générale Group from the Global Peer Group were excluded from the analysis, as this company did not grant short- or long-term incentive awards.

Stock Ownership Guideline

In February 2011, the HR&CC adopted a stock ownership guideline that requires our chief executive officer to maintain ownership of NYSE Euronext common stock in an amount that is at least equal to three times his base salary. Mr. Niederauer currently exceeds this standard.

Elements of Compensation

Overview

The principal elements of our compensation program are base salary, annual performance bonus (cash and equity components), equity grants in the form of RSUs under our LTIP, employee benefits, termination benefits and change in control protection.

Base Salary

We establish base salaries at levels that we believe are commensurate with each named executive’s title, position and experience, recognizing that each named executive is managing a component of a complex global company. The salary level for each title was developed taking into account historic salary practices, appropriate differentiation among titles, the desire to achieve a global compensation program with compensation processes that are consistent across geographic locations and general views of competitive practice. For our chief executive officer, salary was set at $1,000,000, and for our president and deputy chief executive officer, salary was set at €675,000. Salaries for other named executives were set at $750,000. In each case, salaries are denominated in dollars or euros, based on the executive’s location, and the rates are designed to be roughly equivalent in light of prevailing exchange rates.

We did not increase the salary level for any named executive in 2011 from 2010 and in fact salaries for the named executives have remained flat since 2009, as illustrated in the following table.

Annual Salary

Name and Principal Position	Year	Salary(1)
Duncan L. Niederauer	2011	$1,000,000
Chief Executive Officer	2010	1,000,000
	2009	1,000,000

Dominique Cerutti	2011	€675,000	(2)
President and Deputy	2010	675,000	(2)
Chief Executive Officer	2009	675,000	(2)

Michael S. Geltzeiler	2011	$750,000
Group Executive Vice	2010	750,000
President and Chief	2009	750,000
Financial Officer

Lawrence E. Leibowitz	2011	$750,000
Chief Operating Officer	2010	750,000
	2009	750,000

John K. Halvey	2011	$750,000
Group Executive Vice	2010	750,000
President and	2009	750,000
General Counsel

Philippe Duranton	2011	$750,000
Group Executive Vice	2010	750,000
President and Global	2009	750,000
Head of Human Resources

(1)	Amounts represent annual base salary rates and differ from certain of the salary amounts in the 2011 Summary Compensation Table, which vary depending on the named executive’s length of service in a given year.

(2)	Amounts for Mr. Cerutti are denominated in the local currency, the euro. Between 2009 and 2011, there have been material fluctuations in exchange rates. For this reason, we feel that presentation in the local currency better reflects Mr. Cerutti’s overall compensation. Expressed in dollars, Mr. Cerutti’s annual base salary rate was $938,250, $897,750 and $938,250 in 2011, 2010 and 2009, respectively. For 2011, 2010 and 2009, the applicable average exchange rates were $1.39, $1.33 and $1.39 per euro, respectively.

Annual Performance Bonus

The second principal element of our compensation system is an annual performance bonus program under which the named executives are eligible to earn annual bonuses paid half in cash and half in equity awards in the form of time-vesting RSUs. Both the cash and equity portions of the annual bonus incentivize the participants to attain short-term individual, business unit and company performance outcomes. The equity portion has the additional purpose of aligning the participants’ incentives with the interests of our shareholders over a longer period.

The annual bonus pool, in the amount determined for each year, is used to fund the participants’ bonuses for that year. To strengthen the link between the Company’s performance and the funding of the annual bonus pool, we continued to use a single financial measure, EBITDA, to determine bonus pool funding for 2011, as described in more detail below.

2011 bonus pool

The use of EBITDA as the metric for determining the amount of the annual bonus pool for 2011 strengthens the link between the Company’s performance and the funding of the pool by enhancing the objectivity of the compensation process and eliminating any undesired effects of financing, capital structure, tax strategies and depreciation and amortization policies on the amount of the pool and by focusing on the Company’s core operating profitability.

In February 2011, the HR&CC determined that for 2011 the amount of the global bonus pool, which funds the annual bonuses paid to all our eligible employees, should be calculated based on a specified percentage of EBITDA* (see table below), as reduced to reflect the outsourcing of certain regulatory functions to FINRA, which resulted in fewer participants in the pool. EBITDA for 2011 was $1.286 billion* which resulted in a pre-reduced funding amount of $141.5 million. This amount was reduced, as described above, to arrive at the actual 2011 bonus pool of $135.0 million, a portion of which was distributed to eligible employees in time-vesting RSUs (ranging from 0% to 50% based on the eligible employee’s total compensation) and the remainder of which was distributed in cash. As described in more detail below, the amount of each named executive’s 2011 bonus was determined by the HR&CC with input from Mr. Niederauer (except with respect to his own bonus) after carefully considering the executive’s contributions as indicated by the collective and individual accomplishments of the named executives.

EBITDA*	Total Bonus Pool (% of EBITDA)
Less than $862 million	0%
At least $862 million and less than $1.046 billion	10%
At least $1.046 billion and less than $1.416 billion	11%
At least $1.416 billion and less than $1.6 billion	12%
$1.6 billion or more	Capped at 12% of $1.6 billion

No bonus pool funding would have resulted had EBITDA been less than $862 million. This threshold for funding the 2011 bonus pool was $26 million higher than the threshold for funding the 2010 bonus pool. No additional bonus pool funding would have resulted had EBITDA exceeded $1.6 billion, which effectively capped the amount of the global bonus pool at $192 million (i.e., 12% of $1.6 billion).

*	EBITDA is not calculated in accordance with GAAP. See Annex C to this proxy statement for a reconciliation of EBITDA to the most directly comparable GAAP financial measure.

Individual bonus amounts

Although the bonus pool is funded based on the formula described above, the distribution of that pool to individuals is based on the accomplishments of specific strategic objectives, team objectives and, as applicable, the accomplishment of business unit objectives. Although no specific formula is applied, the following is a summary of the business-related outcomes that were considered when making individual bonus determinations for each named executive for 2011, including a discussion of the collective and individual accomplishments of the named executives. These amounts, along with the amounts of the named executives’ bonuses for 2010 and 2009, as applicable, are set forth in the “Annual Performance Bonus” table at the end of this section.

Mr. Niederauer. The Board of Directors concurred with the HR&CC’s recommendation to award Mr. Niederauer an annual performance bonus based on the HR&CC’s consideration of the following outcomes:

•

the strong financial performance of the Company, including year over year increases of 15% in EBITDA, 19% in diluted earnings per share and 38% in operating margin, 12% total shareholder return over two years, and limiting capital expenditures to $170 million and total fixed operating expenses to $1.666 billion for the year;*

•	the significant gains made toward successfully executing on the Company’s technology-based strategy;

•	Mr. Niederauer’s role in developing talent, projecting strong leadership both within and outside the Company and fostering the Company’s culture and commitment to corporate responsibility; and

•	that all these achievements were attained while dedicating substantial efforts in connection with the Proposed Business Combination.

Other named executives. Mr. Niederauer recommended to the HR&CC, and the HR&CC approved, 2011 bonuses for the named executives other than himself. The HR&CC considered, and the amounts of these bonuses were influenced by, outcomes in 2011 categorized as:

•	the management committee members’ collective accomplishments;

•	each executive’s individual achievements, as determined through the use of qualitative performance guidelines; and

•	for each of Messrs. Cerutti and Leibowitz, as business unit heads, the performance of his business unit (including financial results and unit-specific key initiatives).

The following is a summary of the management committee’s collective accomplishments that the HR&CC considered holistically in assessing team performance:

•	the Company’s strong financial performance, as discussed above for Mr. Niederauer;

•	the successful launch of several key initiatives and the development of a process for, and commitment to, investing in new initiatives;

•	achieving an overall employee satisfaction rating of 75% (up 8% from 2009); and

•	the executives’ substantial efforts as a team in connection with the Proposed Business Combination.

*	Certain of these measures are not financial measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). See Annex C to this proxy statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

The following is a summary of the executives’ individual accomplishments that the HR&CC considered, together with this team performance, in assessing Mr. Niederauer’s recommendation regarding each executive’s bonus amount:

Mr. Cerutti. NYSE Technologies and Internal Technology delivered the following results:

•	grew business sector revenues and expanded operating margins;

•	streamlined organizational structure and hired key talent;

•	completed the migration of key trading engines to new data centers;

•	developed and maintained strong relationships with key European policymakers; and

•	played a leading role in technology integration planning and governmental and regulatory outreach in connection with the Proposed Business Combination.

Mr. Leibowitz. Global Listings, European Cash and United States Cash delivered the following results:

•	ranked first globally for IPOs and increased market share in technology IPOs to 45% (compared to 10% in 2006);

•	expanded the services offered by NYSE Euronext, including by acquiring a minority stake in The Receivables Exchange for small and mid-sized companies;

•	collaborated with the SEC to strengthen market structure following the “flash crash” market fluctuations; and

•

played a leading role in business integration planning for the Proposed Business Combination, as well as client outreach, responding to customer issues and preparing for different possible regulatory outcomes.

Mr. Geltzeiler. Global Finance delivered the following results:

•	managed the organization to strong financial performance, including maintaining costs and capital spending at levels below prior year and favorable to guidance;

•	managed cash flows in excess of plan, enabling the Company to reduce debt and leverage to historic lows; and

•

played a leading role in efforts to complete the Proposed Business Combination, including key integration and synergy initiatives, achieving overwhelming shareholder approval to proceed with the combination and developing and helping negotiate a joint stock repurchase program and the special dividend.

Mr. Halvey. Legal and Government Affairs delivered the following results:

•	led and coordinated efforts to respond to various regulatory investigations and requests for information and managed various litigations and proceedings;

•	oversaw various corporate governance initiatives, including the amendment to our charter to permit our shareholders to amend certain charter provisions by majority rather than supermajority vote;

•	completed the rollout of our global IP policies, procedures and practices and made significant contributions to our efforts to reclaim and leverage our global IP assets; and

•

led the execution efforts and managed the legal, regulatory and government affairs work streams for the Proposed Business Combination, while at the same time providing legal support for several other acquisitions and joint ventures.

Mr. Duranton. Human Resources delivered the following results:

•	managed HR costs to a level in line with world class operating models (according to a comparable industry benchmark);

•	delivered three custom-designed executive and leadership programs through the international business school INSEAD, with very high satisfaction rates globally;

•

developed and implemented action plans that not only maintained the high level of employee satisfaction achieved in 2010 but further increased satisfaction, setting NYSE Euronext at or above norms in the industry (High Tech/Financial Services);

•	increased HR department satisfaction to a company high of 86%;

•

enhanced the Business Analyst (BA) program, which resulted in a significant improvement in the quality of candidates, costs per hire and time to fill open positions (approximately 20% of BA graduates have assumed roles in NYSE Euronext business units); and

•	launched an enhanced mentoring program and several innovation- and customer-focused training programs designed to foster our culture of innovation and bolster our community strategy.

The following table summarizes the annual performance bonuses awarded to our named executives for 2011, 2010 and 2009, as applicable. Due to SEC reporting rules, the portion reported in the Equity Component column appears in the Summary Compensation Table for the year following the year for which it was earned.

Annual Performance Bonus

Name and Principal Position	Year	Cash Component	Equity Component(1)	Total
Duncan L. Niederauer	2011	$2,750,000	$2,750,000	$5,500,000
Chief Executive Officer	2010	2,375,000	2,375,000	4,750,000
	2009	2,125,000	2,125,000	4,250,000

Dominique Cerutti(2)	2011	€678,570	€678,570	€1,357,140
President and Deputy	2010	639,098	639,098	1,278,196
Chief Executive Officer	2009	25,000	25,000	50,000

Michael S. Geltzeiler	2011	$750,000	$750,000	$1,500,000
Group Executive Vice	2010	550,000	550,000	1,100,000
President and Chief	2009	450,000	450,000	900,000
Financial Officer

Lawrence E. Leibowitz	2011	$1,200,000	$1,200,000	$2,400,000
Chief Operating Officer	2010	1,000,000	1,000,000	2,000,000
	2009	925,000	925,000	1,850,000

John K. Halvey	2011	$1,250,000	$1,250,000	$2,500,000
Group Executive Vice	2010	1,000,000	1,000,000	2,000,000
President and	2009	925,000	925,000	1,850,000
General Counsel

Philippe Duranton	2011	$650,000	$650,000	$1,300,000
Group Executive Vice	2010	550,000	550,000	1,100,000
President and Global	2009	450,000	450,000	900,000
Head of Human Resources

(1)	Amounts reflect the aggregate grant date fair values of these awards. For further information on how we account for stock-based compensation, please see Notes 2 and 9 to the consolidated financial statements included in NYSE Euronext’s 2011 Annual Report on Form 10-K.

(2)	Amounts for Mr. Cerutti are denominated in the local currency, the euro. Expressed in dollars, Mr. Cerutti received $1,886,425, $1,700,000 and $69,500 for 2011, 2010 and 2009, respectively. For 2011, 2010 and 2009, the applicable average exchange rates were $1.39, $1.33 and $1.39 per euro, respectively. The lower amounts for Mr. Cerutti for 2009 reflect the fact that he was hired in December 2009.

Form of 2011 Annual Bonus

Each year, the HR&CC evaluates the form of the annual performance bonuses awarded to the named executives and other participants in the bonus program, including how the awards will be allocated between cash and equity. Both the cash and equity portions of the bonuses are awarded in February of the year following the year for which the bonuses are earned.

For 2011, as for prior years, we awarded half of each named executive’s annual performance bonus in cash and the other half in time-vesting RSUs granted under our Omnibus Incentive Plan. We believe that this mix of cash and equity awards appropriately balances the short- and long-term performance objectives of the named executives. The grant of RSUs is consistent with the Company’s goals of aligning the long-term interests of senior executives and shareholders and fostering executive retention, whereas the cash portion appropriately recognizes the executives’ current achievements.

The RSUs for 2011 will vest, and the common stock covered by the RSUs will be distributed, in equal installments on the first, second and third anniversaries of the grant date (subject to accelerated vesting on attaining retirement eligibility status and accelerated vesting and distribution on specified terminations of employment or a change in control). This ratable vesting and distribution schedule is consistent with our prior practice and also distinguishes the equity portion of the annual bonus from the RSUs granted under our LTIP, which are scheduled to fully vest and be distributed on the third anniversary of the grant date (see Elements of Compensation—Long-Term Incentive Program below).

The HR&CC granted the RSUs earned for 2011 under the annual bonus program effective February 11, 2012 in a specified dollar amount. After our February HR&CC meeting, we released our 2011 fourth quarter and year-end preliminary earnings results before the opening of trading on February 10, 2012, and the numbers of shares of NYSE Euronext common stock underlying the RSUs were calculated based on the closing price of the stock on that date ($28.94).

The delivery of the annual bonus through cash and equity ensures that our named executives’ focus is properly balanced between the short- and long-term, and is an industry leading practice. As illustrated above (see “Pay Mix”), a higher portion of our annual bonus is delivered in equity when compared to our peer groups.

The table below reports the results of a competitive analysis conducted for the HR&CC by Towers Watson. It uses information gathered from 2011 proxy statements for the Company’s two peer groups (see Compensation Process and Market Comparisons—Peer Groups) to assess the degree to which our peers defer executives’ annual bonuses in this manner. As reported, only six of the 27 peers across the two peer groups actually paying a bonus for 2011 (four of 16 in the Global Peer Group and two of 11 in the Exchange Peer Group) paid part of that bonus in equity. Four companies reporting such a practice pay as much of the annual bonus in equity as the Company when considering all of the named executives together.

Peers Who Use Equity as a Component of Bonus

		Chief Executive Officer(1)		Other Named Executives(1)
Global Peer	Number of Companies	Cash	Equity	Cash	Equity
Global Peer Group (2)
Barclays PLC	1	20%	80%	4%	96%
Blackrock, Inc.	1	56%	44%	60%	40%
BNP Paribas	1	40%	60%	40%	60%
ING Groep NV	1	50%	50%	50%	50%
All other Global Peer Group companies	12	100%	0%	100%	0%

Total Global Peer Group	16
Exchange Peer Group (3)
Deutsche Börse AG	1	67%	33%	67%	33%
ICAP Plc	1	57%	43%	50%	50%
All other Exchange Peer Group companies	9	100%	0%	100%	0%

Total Exchange Peer Group	11
NYSE Euronext		50%	50%	50%	50%

(1)	Based on 2010 total direct compensation as disclosed in 2011 proxy statements.

(2)	There are 16 peer companies in the Global Peer Group. Four of the companies (Barclays PLC, Blackrock, Inc., BNP Paribas and ING Groep NV) delivered equity as part of its named executives’ bonus compensation. The remaining 12 companies delivered 100% of the bonus in cash to the named executives other than the CEO. For the CEO, ten of the remaining 12 companies delivered 100% of the bonus in cash, and the other two companies (Société Générale Group and Aegon N.V) did not pay bonus compensation.

(3)	There are 11 companies in the Global Exchange Peer Group. Two of the companies (Deutsche Börse AG and ICAP Plc) delivered equity as part of its named executives’ bonus compensation. The remaining nine companies delivered 100% of the bonus in cash to the named executives other than the CEO. For the CEO, eight of the remaining nine companies delivered 100% of the bonus in cash, and the other company (Interactive Brokers Group, Inc.) did not pay bonus compensation.

Long-Term Incentive Program

Introduction

Our third primary compensation component is the LTIP. The program currently consists of annual grants of equity awards under our Omnibus Incentive Plan that nurture an ownership culture and enable our executives to hold a stake in the Company and participate in the long-term success of the Company. As these grants are intended to enhance our ability to retain our executives, to recognize talent and to reward executives for future firm-wide performance, we consider them to be prospective grants. This contrasts with the equity component of the annual performance bonus award, which reflects performance during the most recently completed fiscal year.

Long-Term Incentive Grants Made in 2011

On February 8, 2011, each named executive (and each other participant in the LTIP) received an RSU award under the program as part of the executive’s compensation for 2011. The initial value of each award was determined based on the executive’s level and scope of responsibility; the HR&CC also reviewed and considered the results of the annual survey of the peers’ compensation which, as described above, guide but do not dictate compensation decisions. Award levels for grants made in February 2011 were set at $2,300,000 for

Mr. Niederauer, $1,500,000 for Mr. Cerutti, $1,250,000 for Mr. Leibowitz and $1,000,000 for each of Messrs. Halvey, Geltzeiler and Duranton. Amounts are denominated in dollars for consistency. These dollar amounts were converted into the number of shares of NYSE Euronext common stock covered by the awards based on the closing price of a share on February 7, 2011 ($33.76).

For 2011, as for prior years, the HR&CC determined that it was appropriate to award service-vesting RSUs under the LTIP that vest on the third anniversary of the date of grant. Because the grant date value of each year’s award varies, and because the ultimate value of the award is tied to the Company’s share price, the HR&CC believes that the time-vesting feature best balances the retention and performance aspects of these awards.

Long-Term Incentive Grants Made in 2012

On February 11, 2012, each named executive (and each other participant in the LTIP) received an RSU award under the program as part of the executive’s compensation for 2012. The initial value of each award was determined based on the executive’s level and scope of responsibility; the HR&CC also reviewed and considered the results of the annual survey of the peers’ compensation which, as described above, guide but do not dictate compensation decisions. Award levels for grants made in February 2012 were set at $3,000,000 for Mr. Niederauer, $1,500,000 for Mr. Cerutti, $1,250,000 for Mr. Leibowitz, $1,250,000 for Mr. Halvey, $1,000,000 for Mr. Geltzeiler and $1,000,000 for Mr. Duranton. Amounts are denominated in dollars for consistency. These dollar amounts were converted into the number of shares of NYSE Euronext common stock covered by the awards based on the closing price of a share on February 10, 2012 ($28.94).

For 2012, as for prior years, the HR&CC determined that it was appropriate to award service-vesting RSUs under the LTIP that vest on the third anniversary of the date of grant. Because the grant date value of each year’s award varies, and because the ultimate value of the award is tied to the Company’s share price, the HR&CC believes that the time-vesting feature best balances the retention and performance aspects of these awards. For 2012, the HR&CC also approved the grant to Mr. Niederauer of a new performance-based equity award as an additional incentive to create value for our shareholders (see Subsequent Events below).

Summary of Compensation Awarded to our Named Executives

The following table summarizes the compensation awarded to our named executives for 2011, and where applicable, 2010 and 2009. This table includes for each year (i) the base salary payable for that year, (ii) the annual bonus that was earned for that year (paid partly in cash and partly in RSUs, in each case in February following the year for which the annual bonus was earned) and (iii) the LTIP award that was granted in February of that year. The values in this table differ from those shown in the “Summary Compensation Table” below because, under the SEC disclosure rules, in the “Summary Compensation Table” the values of the RSUs granted as part of the annual bonus are reported in the year of grant rather than the year for which the RSUs were earned. For example, the 2011 bonus awards in this table include the RSUs granted in February 2012 as part of each executive’s annual bonus award made in respect of 2011 performance, whereas the Summary Compensation Table includes for 2011 the RSUs granted in 2011 as part of the annual bonus awards made in respect of 2010 performance.

We are providing this alternative table because we believe that it more accurately reflects the compensation decisions taken by the HR&CC for these years.

Name and Principal Position	Year for which Compensation Awarded	Annual Base Salary		Bonus Awards(3)	LTIP Award(4)	Total(5)
Duncan L. Niederauer	2011	$1,000,000		$5,500,000	$2,300,000	$8,800,000
Chief Executive Officer	2010	1,000,000		4,750,000	1,500,000	7,250,000
	2009	1,000,000		4,250,000	2,000,000	7,250,000

Dominique Cerutti(1)	2011	€675,000		€1,357,140	€1,079,137	€3,111,277
President and Deputy Chief Executive Officer	2010	675,000		1,278,196	1,315,789	3,268,985
	2009	675,000	(2)	50,000	—	725,000

Michael S. Geltzeiler	2011	$750,000		$1,500,000	$1,000,000	$3,250,000
Group Executive Vice President and Chief Financial Officer	2010	750,000		1,100,000	1,000,000	2,850,000
	2009	750,000		900,000	1,250,000	2,900,000

Lawrence E. Leibowitz	2011	$750,000		$2,400,000	$1,250,000	$4,400,000
Chief Operating Officer	2010	750,000		2,000,000	1,250,000	4,000,000
	2009	750,000		1,850,000	1,500,000	4,100,000

John K. Halvey	2011	$750,000		$2,500,000	$1,000,000	$4,250,000
Group Executive Vice President and	2010	750,000		2,000,000	1,000,000	3,750,000
General Counsel	2009	750,000		1,850,000	1,250,000	3,850,000

Philippe Duranton	2011	$750,000		$1,300,000	$1,000,000	$3,050,000
Group Executive Vice President and	2010	750,000		1,100,000	1,000,000	2,850,000
Global Head of Human Resources	2009	750,000		900,000	1,250,000	2,900,000

(1)	Amounts for Mr. Cerutti (other than LTIP awards—see footnote 4) are denominated in the local currency, the euro. Between 2009 and 2011, there were material fluctuations in exchange rates. For this reason, we feel that presentation in the local currency better reflects overall compensation. For 2011, 2010 and 2009, the applicable average exchange rates were $1.39, $1.33 and $1.39 per euro, respectively.

(2)	Actual salary paid in 2009 was pro-rated, as Mr. Cerutti was hired in December 2009.

(3)	Amounts include the cash and equity components of the annual performance bonus.

(4)	LTIP awards are granted in U.S. dollars and converted into a number of shares of NYSE Euronext common stock based on the closing price of a share on the day prior to the grant date.

(5)	Amounts for Mr. Cerutti include the value of the LTIP award in euros. For 2011 and 2010, the applicable average exchange rates were $1.39 and $1.33 per euro, respectively.

Other Compensation Elements

Employee Benefits

We maintain the following employee benefit and perquisite programs for our named executives.

Welfare Benefits. We have broad-based health, dental, vision, life and disability benefit programs. We do not provide any welfare benefits exclusively to executives.

Retirement Benefits. For named executives based in the United States, Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Duranton, we provide retirement benefits through a tax-qualified 401(k) retirement savings plan and a non-qualified arrangement, the Supplemental Executive Savings Plan (“SESP”), for contributions above 401(k) limits imposed under the Internal Revenue Code. Prior to January 1, 2010, we provided employer matching of executives’ contributions to the SESP on a dollar-for-dollar basis up to 6% of base salary in excess of $245,000 (for 2009). Effective January 1, 2010, however, we eliminated this employer match, which resulted in a significant reduction in the executives’ total compensation.

Perquisites. Consistent with industry and local practice and to facilitate efficient conduct of business and promote the safety of our named executives, we provide them with certain perquisites. These perquisites are in a form and amount that are typical in our industry and the principal countries in which we operate. The HR&CC reviews these perquisites on a regular basis.

We provide Mr. Niederauer with a company car and trained security driver and Mr. Cerutti with a company car. This convenience is provided primarily for business purposes and commuting. With limited exceptions, the named executives do not reimburse us for the cost of their personal use of these services. We provide Messrs. Geltzeiler, Halvey and Duranton with paid parking facilities and, for Mr. Duranton, tax planning services. Although we provide these benefits to enhance the security and efficiency of our key executives, SEC rules require that costs of personal use be disclosed as compensation to the executives.

Termination and Change in Control Arrangements. We have entered into an employment agreement with each of our named executives that provides termination benefits and change in control protection. In addition, under the terms of each of the RSU award agreements of Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey, Cerutti and Duranton, the awards fully vest, and the shares underlying the awards are distributed, on a change in control or on termination of his employment due to his death or disability, by NYSE Euronext without cause or by him for good reason or in a qualifying retirement at or after a specified age.

See 2011 Compensation—Potential Payments on Termination and Change in Control below.

We believe that termination benefits are appropriate to attract and retain executive talent, to avoid costly and potentially protracted separation negotiations and to protect our named executives’ investment in the Company. In addition, such benefits are customary in the jurisdictions in which we do business and in which our named executives reside. Our change in control protection is intended to provide management stability and reduce any reluctance on the part of the named executives to pursue and negotiate potential transactions that may enhance stockholder value, despite the uncertainty of whether the culmination of such transactions may result in the executives’ employment being terminated or their positions being substantially reduced.

Clawbacks

We would seek to recover, under the relevant provisions of the Sarbanes-Oxley Act, previously awarded bonuses or equity-based compensation or profits in the event of a restatement of financial or other performance results. We will establish a policy to provide for the forfeiture or recovery of performance-based compensation in the event of such a restatement (i.e., a “clawback”), as the rules mandated by the Dodd-Frank Act are defined.

Policy Prohibiting Hedging Transactions

Our Personal Trading Policy prohibits Company employees, including our named executives, from having a financial interest in having Company securities decline in price or engaging in naked short selling of Company securities.

Other Factors Affecting 2011 Compensation

Deductibility

Section 162(m) of the U.S. Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Although we consider deductibility under Section 162(m) when structuring our compensation arrangements for our named executives, depending upon the relevant circumstances at the time, the HR&CC may determine to award compensation that may not be deductible. In making this determination, the HR&CC balances the purposes and needs of our executive compensation program against potential tax cost.

In accordance with the terms of the NYSE Euronext Omnibus Incentive Plan, the HR&CC established performance goals for 2011 in a manner intended to ensure that the compensation paid to our named executives would not be subject to deductibility limits under Section 162(m). At its February 2011 meeting, the HR&CC determined that for 2011 Mr. Niederauer and Mr. Cerutti each was eligible for a maximum annual performance bonus of 1.0% of EBITDA (as previously defined); and that the other named executives subject to the limits were each eligible for a maximum annual performance bonus equal to 0.6% of EBITDA. The amounts of the annual performance bonuses paid to our named executives for 2011 were below these maximum amounts.

Note Regarding Equity Grant Calculations

The equity portions of the named executives’ 2011 annual performance awards were granted at the HR&CC’s February 2012 meeting. Because these awards were granted in 2012, they do not appear in the 2011 Summary Compensation Table that follows this CD&A. The equity portion of the 2011 annual performance awards will first appear in the 2012 line of next year’s Summary Compensation Table.

Subsequent Events

On March 26, 2012, we entered into an amended and restated employment agreement with Mr. Niederauer and recalibrated his equity incentive compensation to include a performance-based element in the form of performance share units (“PSUs”). The agreement and PSUs are intended to retain and incentivize our high performing CEO at a critical juncture for the Company following the termination of the Proposed Business Combination. The employment agreement is intended to help ensure the stability and continuity of our management team, and the PSUs, which vest based on relative total shareholder return (“TSR”), will further strengthen the link between Mr. Niederauer’s compensation and shareholder value creation.

Amended and Restated Employment Agreement

Under his amended and restated employment agreement, Mr. Niederauer has agreed to waive his right to the golden parachute tax gross-up in his original employment agreement. This right required the Company to reimburse Mr. Niederauer for the 20% excise tax that would be imposed on him under Section 4999 of the Internal Revenue Code if the amount of the payments and benefits that he would receive in connection with a change in control exceeded a specified threshold. In addition, Mr. Niederauer has agreed to a contingent cutback whereby the amount of these payments and benefits will be reduced to the maximum amount that will not trigger the excise tax if it leaves him in a better after-tax position. The waiver of the excise tax and the contingent cutback will benefit the Company by eliminating the excise tax reimbursement and, if the cutback applies, by reducing the amount of the change in control payments and benefits, and also by reducing or eliminating the amount of the Company’s corresponding lost compensation deduction under Section 280G of the Internal Revenue Code.

In exchange for this waiver and contingent cutback, the amended and restated employment agreement restores the severance amount that applied under his original employment agreement during the first three years of the term and simplifies the agreement by providing for the same severance amount to be paid in “change in control” terminations and non-“change in control” terminations. The amended and restated agreement provides that, on termination of his employment by the Company without cause or by him for good reason, Mr. Niederauer is entitled to severance in an amount equal to two times his annual base salary plus target bonus. Under his original agreement, from the third anniversary of the agreement, on May 29, 2008, this severance amount was reduced to one times his annual base salary plus target bonus (unless the termination occurred in connection with or anticipation of, or within two years after, a change in control, in which case the two times multiple applied). The definitions of “cause,” “good reason” and “change in control” for the amended and restated agreement are the same as for the original agreement (for summaries of these definitions, see 2011 Compensation—Potential Payments on Termination and Change in Control below).

PSU Awards

Each PSU award represents the right to receive between 0% and 200% of the shares of NYSE Euronext common stock underlying the award based on the Company’s TSR relative to the TSR of the S&P 500 during the applicable three-year performance period. Under his amended and restated employment agreement, Mr. Niederauer is entitled to receive a PSU award in each of 2012, 2013, 2014 and 2015, with the grant date number of shares underlying each award equal to $3,000,000 divided by the closing price of a share on the day before the grant date. The HR&CC has approved the 2012 award, which will be granted following the release of the Company’s first quarter 2012 financial results. Each award will vest at the end of the applicable three-year performance period, subject generally to Mr. Niederauer’s continued employment and the level of achievement of the applicable relative TSR goal.

If the Company’s TSR equals the TSR of the S&P 500 for the performance period applicable to a PSU award, 100% of the shares underlying the award will be distributed. Each PSU award will be subject to a threshold relative TSR goal that, if met, will result in distribution of 75% of the underlying shares. The threshold will be met if the Company’s TSR is 25 percentage points less than the TSR of the S&P 500. If the threshold is not met, no shares will be distributed, and the PSUs will be forfeited in their entirety. Each PSU award is also subject to a maximum relative TSR goal that, if met, will result in distribution of 200% of the underlying shares. The maximum will be met if the Company’s TSR is 100 percentage points more than the TSR of the S&P 500. If the maximum is exceeded, no additional shares will be distributed. In addition, each PSU award is subject to a maximum payout such that the fair market value of the distributed shares (valued as of the end of the performance period) is capped at $6,000,000. If the maximum is exceeded, no additional shares will be distributed. In addition, each PSU award is subject to a maximum payout such that the fair market value of the distributed shares (valued as of the end of the performance period) is capped at $6,000,000.

Conclusion

As described in this CD&A, our compensation philosophy and the policies and practices that support it are designed to retain our talented management team and incentivize them to create shareholder value. To achieve these objectives, compensation is directly linked to the achievement of corporate operational and strategic performance outcomes and the value of our stock, and is balanced between performance- and service-based awards. The HR&CC believes that the executive compensation actions that it took in 2011 support our compensation philosophy, implemented our compensation policies effectively, were competitive within the overall market for talent, and were appropriate considering NYSE Euronext’s performance.

2011 Compensation

The following tables contain information about the compensation that we provided to our chief executive officer, president and deputy chief executive officer, chief financial officer and three other most highly compensated executive officers in 2011.

2011 Summary Compensation Table

Name and Principal Position	Year(2)	Salary		Bonus	Stock Awards(4)	All Other Compensation(5)	Total
Duncan L. Niederauer	2011	$1,000,000		$2,750,000	$4,675,017	$664,249	$9,089,266
Chief Executive Officer	2010	1,000,000		2,375,000	3,625,001	58,039	7,058,040
	2009	1,000,000		2,125,000	3,999,980	148,943	7,273,923

Dominique Cerutti(1)	2011	938,250		943,213	2,350,000	274,280	4,505,743
President and Deputy Chief	2010	897,750		850,000	1,785,007	54,926	3,587,683
Executive Officer	2009	46,911	(3)	34,750	570,303	2,760	654,724

Michael S. Geltzeiler	2011	750,000		750,000	1,549,989	312,264	3,362,253
Group Executive Vice President and	2010	750,000		550,000	1,449,982	38,018	2,788,000
Chief Financial Officer	2009	750,000		450,000	1,624,994	53,450	2,878,444

Lawrence E. Leibowitz	2011	750,000		1,200,000	2,250,003	383,382	4,583,385
Chief Operating Officer	2010	750,000		1,000,000	2,174,996	34,317	3,959,313
	2009	750,000		925,000	2,375,009	87,265	4,137,274

John K. Halvey	2011	750,000		1,250,000	2,000,010	347,728	4,347,738
Group Executive Vice President and	2010	750,000		1,000,000	1,924,992	35,654	3,710,646
General Counsel	2009	750,000		925,000	2,124,997	62,780	3,862,777

Philippe Duranton	2011	750,000		650,000	1,549,989	303,413	3,253,402
Group Executive Vice President and	2010	750,000		550,000	1,449,982	31,900	2,781,882
Global Head of Human Resources

(1)	For Mr. Cerutti, the amounts in this table represent the U.S. dollar equivalent of amounts earned in euros. For 2011, 2010 and 2009, the applicable average exchange rates were $1.39, $1.33 and $1.39 per euro, respectively.

(2)	Mr. Cerutti joined NYSE Euronext on December 15, 2009 and was approved as deputy chief executive officer and head of Global Technology on December 31, 2009.

(3)	Represents the pro-rata amount of salary earned for the year.

(4)	This column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs granted by NYSE Euronext in 2009, 2010 and 2011. These RSUs are subject to vesting and forfeiture provisions. The actual value realized by each named executive for stock awards is a function of the value of stock underlying such awards on the date such stock is delivered. For further information on how we account for stock-based compensation, please see Notes 2 and 9 to the consolidated financial statements included in NYSE Euronext’s 2011 Annual Report on Form 10-K.

We granted RSUs as part of the 2011 annual incentive bonus awarded to each named executive. However, because these grants were not made until after the end of 2011, they are not reflected in this column in accordance with SEC rules. These RSU grants are described in the Annual Performance Bonus section of the Compensation Discussion and Analysis that precedes this table.

(5)	This column includes the incremental cost of certain perquisites and other benefits provided to the named executives, including the following:

Name	Perquisites and Other Personal Benefits(1)	Retirement Plan Contributions(2)	Dividend Equivalents on RSUs
Duncan L. Niederauer	$45,104	$27,372	$591,773
Dominique Cerutti(3)	8,540	49,731	216,009
Michael S. Geltzeiler	9,044	26,950	276,270
Lawrence E. Leibowitz	—	26,950	356,432
John K. Halvey	7,541	26,950	313,238
Philippe Duranton	16,662	26,950	259,801

(1)

For Mr. Niederauer, represents pro-rated personal use of 10.9% of a company-provided car and driver. Although we provide this benefit to enhance the security and efficiency of Mr. Niederauer, SEC rules require that costs of commuting and other uses not directly and integrally related to our business be disclosed as compensation to the executive. For Messrs. Geltzeiler and Halvey, represents the cost of parking facilities. For Mr. Duranton, represents the cost of parking facilities ($8,291) and tax planning services ($8,371). For Mr. Cerutti, represents personal use of a company-provided car.

(2)	For Messrs. Niederauer, Geltzeiler, Leibowitz, Halvey and Duranton, represents company contributions to the executive’s account under our 401(k) plan. For Mr. Cerutti, represents contributions to a personal defined contribution scheme in lieu of pension benefits.

(3)	For Mr. Cerutti, the amounts in this table represent the U.S. dollar equivalent of amounts earned in euros, based on $1.39 per euro, which was the average exchange rate for 2011.

2011 Grants of Plan-Based Awards

			Stock Awards
Name	Grant Date	Date of Board Action	Number of Shares (1)	Grant Date Fair Value
Duncan L. Niederauer
2010 Annual Bonus Grant	2/8/11	2/2/11	70,350	$2,375,016
2011 LTIP Grant	2/8/11	2/2/11	68,128	2,300,001
Dominique Cerutti
2010 Annual Bonus Grant	2/8/11	2/2/11	25,178	850,009
2011 LTIP Grant	2/8/11	2/2/11	44,431	1,499,991
Michael S. Geltzeiler
2010 Annual Bonus Grant	2/8/11	2/2/11	16,291	549,984
2011 LTIP Grant	2/8/11	2/2/11	29,621	1,000,005
Lawrence E. Leibowitz
2010 Annual Bonus Grant	2/8/11	2/2/11	29,621	1,000,005
2011 LTIP Grant	2/8/11	2/2/11	37,026	1,249,998
John K. Halvey
2010 Annual Bonus Grant	2/8/11	2/2/11	29,621	1,000,005
2011 LTIP Grant	2/8/11	2/2/11	29,621	1,000,005
Philippe Duranton
2010 Annual Bonus Grant	2/8/11	2/2/11	16,291	549,984
2011 LTIP Grant	2/8/11	2/2/11	29,621	1,000,005

(1)	None of the awards granted in 2011 was subject to any performance-based condition.

Named Executives’ Employment Agreements and Equity Awards

We have entered into employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey, Cerutti and Duranton that provide for the payment of base salaries, annual performance bonuses, long-term incentive awards and perquisites to the executives. The agreements also contain restrictions against competing and soliciting our employees and customers that apply during the executives’ employment and for one year after termination of their employment. The following summary of the terms of these employment agreements reflects, for Mr. Niederauer, the terms of his original employment agreement, which was in effect in 2011. For a summary of certain of the material terms of the amended and restated employment agreement that we entered into with Mr. Niederauer on March [•], 2012, see Compensation Discussion and Analysis—Subsequent Events above.

Base Salary

The employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Duranton provide that their salaries are to be determined by the HR&CC and can be no less than $1,000,000 for Mr. Niederauer and $750,000 for each of Messrs Leibowitz, Geltzeiler, Halvey and Duranton. The employment agreement with Mr. Cerutti provides for an initial base salary of €675,000.

Annual Performance Bonus Awards

Under the terms of their employment agreements, Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Duranton are eligible for annual bonuses at the discretion of the HR&CC, paid in any combination of cash and equity. On termination of the executive’s employment by NYSE Euronext without “cause”, by the executive for “good reason” or due to the executive’s death or “disability” (for the definitions of such terms, see Potential Payments on Termination and Change in Control below), the executive would be entitled to an annual bonus for the year of such termination in an amount based on the HR&CC’s determination of the achievement of the applicable performance metrics for such year, pro-rated to reflect the portion of such year that the executive was employed and paid at the time annual bonuses are paid by NYSE Euronext.

Mr. Cerutti is eligible for an annual bonus at the discretion of the HR&CC, paid half in cash and half in RSUs. The maximum amount of Mr. Cerutti’s annual bonus will be determined each year by the Company.

Effective February 8, 2011, the HR&CC granted RSU awards to each of the named executives under the NYSE Euronext Omnibus Incentive Plan as part of the 2010 annual performance bonus. Although these awards correspond to the 2010 annual performance bonus, they appear in the above table because they were granted in 2011 (once the financial results for 2010 and annual performance awards had been determined). See the Annual Performance Bonus section of the Compensation Discussion and Analysis on pages 43 to 45 of last year’s proxy statement for a discussion of the factors considered in determining these award amounts. The RSUs are scheduled to vest, and the underlying shares are scheduled to be delivered, in substantially equal installments on each February 8 of 2012, 2013 and 2014. See the Annual Performance Bonus section of the Compensation Discussion and Analysis for a discussion of these award amounts.

Awards of RSUs granted as part of the 2011 annual performance bonus were granted in 2012 (once the financial results for 2011 and annual performance awards had been determined).

Long Term Incentive Awards

Effective February 8, 2011, the HR&CC granted an additional annual award of RSUs pursuant to the LTIP to each of the named executives, in the amounts set forth in the table above. See the Long-Term Incentive Plan section of the Compensation Discussion and Analysis on pages 47 to 48 of last year’s proxy statement for a discussion of the factors considered in determining these award amounts. The RSUs were issued under and are governed by the NYSE Euronext Omnibus Incentive Plan. The RSUs are scheduled to vest, and the underlying shares are scheduled to be delivered, in their entirety on February 8, 2014.

Perquisites

Messrs. Niederauer’s and Cerutti’s employment agreements provide for their use of a car and driver to be provided by the Company, provided that Mr. Cerutti’s use of a driver, if any, is to be for business purposes only. Mr. Cerutti is currently provided with the use of a car but does not have a driver. Pursuant to their employment agreements, we provide Messrs. Geltzeiler, Halvey and Duranton with paid parking facilities and Mr. Duranton with tax planning services.

Termination of Employment and Change in Control

The employment agreements of Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey, Cerutti and Duranton provide that, on specified terminations of employment, the executives receive severance payments and acceleration of equity award vesting. In addition, the RSU awards held by our named executives provide for accelerated vesting of the RSUs on a change in control. See Potential Payments on Termination and Change in Control below for the values of the accelerated vesting of the named executives’ equity awards that would have occurred had the executives’ employment terminated under specified circumstances or had a change in control of NYSE Euronext occurred on December 31, 2011.

Outstanding Equity Awards at December 31, 2011

	Stock Awards
Name	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
	(#)	($)(1)
Duncan L. Niederauer(2)	384,635	10,038,974
Dominique Cerutti(3)	151,946	3,965,791
Michael S. Geltzeiler(4)	164,214	4,285,985
Lawrence E. Leibowitz(5)	228,103	5,953,488
John K. Halvey(6)	198,611	5,183,747
Philippe Duranton(7)	164,214	4,285,985

(1)	For the purposes of this table, we have determined the market value of RSUs based on $26.10 per share, the closing price of NYSE Euronext common stock on December 30, 2011, the last trading day of 2011.

(2)	Represents 30,708 RSUs ($801,479) granted to Mr. Niederauer as an annual bonus for 2008, 92,123 RSUs ($2,404,410) granted under the LTIP in 2009, 59,901 RSUs ($1,563,416) granted as annual bonus for 2009, 63,425 RSUs ($1,655,393) granted under the LTIP in 2010, 70,350 RSUs ($1,836,135) granted as an annual bonus for 2010, and 68,128 RSUs ($1,778,141) granted under the LTIP in 2011. The 2008, 2009 and 2010 annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(3)	Represents 7,354 RSUs ($191,939) granted to Mr. Cerutti as a sign-on equity award in 2009, 987 RSUs ($25,761) granted as an annual bonus for 2009, 73,996 RSUs ($1,931,296) granted under the LTIP in 2010, 25,178 RSUs ($657,146) granted as an annual bonus for 2010, and 44,431 RSUs ($1,159,649) granted under the LTIP in 2011. The sign-on award, and 2009 and 2010 annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(4)	Represents 5,758 RSUs ($150,284) granted to Mr. Geltzeiler as an annual bonus for 2008, 57,577 RSUs ($1,502,760) granted under the LTIP in 2009, 12,684 RSUs ($331,052) granted as an annual bonus for 2009, 42,283 RSUs ($1,103,586) granted under the LTIP in 2010, 16,291 RSUs ($425,195) granted as an annual bonus for 2010, and 29,621 RSUs ($773,108) granted under the LTIP in 2011. The 2008, 2009, and 2010 annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(5)	Represents 13,435 RSUs ($350,654) granted to Mr. Leibowitz as an annual bonus for 2008, 69,093 RSUs ($1,803,327) granted under the LTIP in 2009, 26,074 RSUs ($680,531) granted as annual bonus for 2009, 52,854 RSUs ($1,379,489) granted under the LTIP in 2010, 29,621 RSUs ($773,108) granted as an annual bonus for 2010, and 37,026 RSUs ($966,379) granted under the LTIP in 2011. The 2008, 2009 and 2010 annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(6)	Represents 13,435 RSUs ($350,654) granted to Mr. Halvey as an annual bonus for 2008, 57,577 RSUs ($1,502,760) granted under the LTIP in 2009, 26,074 RSUs ($680,531) granted as an annual bonus for 2009, 42,283 RSUs ($1,103,586) granted under the LTIP in 2010, 29,621 RSUs ($773,108) granted as an annual bonus for 2010, 29,621 RSUs ($773,108) granted under the LTIP in 2011. The 2008, 2009, and 2010 annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(7)	Represents 5,758 RSUs ($150,284) granted to Mr. Duranton as an annual bonus for 2008, 57,577 RSUs ($1,502,760) granted under the LTIP in 2009, 12,684 RSUs ($331,052) granted as an annual bonus for 2009, 42,283 RSUs ($1,103,586) granted under the LTIP in 2010, 16,291 RSUs ($425,195) granted as an annual bonus for 2010, and 29,621 RSUs ($773,108) granted under the LTIP in 2011. The 2008, 2009, and 2010 annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

Stock Vested During 2011

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)
Duncan L. Niederauer(2)	128,962	4,963,048
Dominique Cerutti(3)	7,847	214,547
Michael S. Geltzeiler(4)	56,647	1,920,370
Lawrence E. Leibowitz(5)	72,994	2,822,826
John K. Halvey(6)	73,488	2,844,822
Philippe Duranton(7)	54,020	2,112,111

(1)	The values shown were calculated based on the closing prices of NYSE Euronext common stock on the applicable vesting dates. These prices ranged from $26.62 to $39.81.

(2)	Represents 9,386 RSUs granted to Mr. Niederauer as an annual bonus for 2007, 58,918 RSUs granted under the LTIP in 2008, 30,707 RSUs granted as an annual bonus for 2008, and 29,951 RSUs granted as an annual bonus for 2009.

(3)	Represents 7,354 RSUs granted to Mr. Cerutti by NYSE Euronext as a sign-on equity award in 2009, and 493 RSUs granted as an annual bonus for 2009.

(4)	Represents 44,547 RSUs granted to Mr. Geltzeiler under the LTIP in 2008, 5,757 RSUs granted as an annual bonus for 2008, and 6,343 RSUs granted as an annual bonus for 2009.

(5)	Represents 5,279 RSUs granted to Mr. Leibowitz as an annual bonus for 2007, 41,243 RSUs granted under the LTIP for 2008, 13,434 RSUs granted as an annual bonus for 2008, and 13,038 RSUs granted as an annual bonus for 2009.

(6)	Represents 10,192 RSUs granted to Mr. Halvey by NYSE Euronext as a sign-on equity award in 2008, 36,824 granted under the LTIP for 2008, 13,434 RSUs granted as an annual bonus for 2008, and 13,038 RSUs granted as an annual bonus for 2009.

(7)	Represents 5,096 RSUs granted to Mr. Duranton by NYSE Euronext as a sign-on equity award in 2008, 36,824 RSUs granted under the LTIP for 2008, 5,757 RSUs granted as an annual bonus for 2008, and 6,343 RSUs granted as an annual bonus for 2009.

Pension Benefits

None of our named executives participates in any defined benefit pension plan.

2011 Nonqualified Deferred Compensation

Name	Executive Contributions in 2011(1)	NYSE Euronext Contributions in 2011	Aggregate Earnings in 2011(2)	Aggregate Withdrawals/ Distributions in 2011	Aggregate Balance at 12/31/11
Duncan L. Niederauer	$45,300	$37,750	$176	$—	$429,407
Dominique Cerutti	—	—	—	—	—
Michael S. Geltzeiler	—	25,250	(6,336)	—	177,955
Lawrence E. Leibowitz	175,000	25,250	(16,577)	—	1,065,888
John K. Halvey	30,300	25,250	8,668	—	255,965
Philippe Duranton	—	25,250	6,243	—	178,889

(1)	Represents salary deferred under the Supplemental Executive Savings Plan (“SESP”). All of these amounts appeared in the Summary Compensation Table as “Salary” in the year in which they were earned.

(2)	These earnings consist primarily of market gains and losses as well as dividends paid on equity investments. These earnings did not appear as compensation in the Summary Compensation Table.

We maintain the SESP to provide deferred compensation opportunities to U.S. employees who earn compensation over the limit set by the U.S. Internal Revenue Code for our U.S. tax qualified plans. Generally, U.S. employees with the title “officer” and U.S. non-officers whose salaries and cash bonuses for the prior year exceed the IRS limit on pensionable earnings for that prior year ($245,000 for 2011) may participate. A participant’s account is credited with earnings until distribution based on a measurement alternative selected by the participant from among generally available, publicly traded funds offered by several providers. Participants are not limited in terms of how often they may move their investments between funds, but they cannot change the contribution amount during the year. Participants may elect to receive their account balances in a lump sum distribution or in annual installments following termination of employment.

Participants employed prior to 2006 were immediately vested in employer matching contributions to their accounts under the SESP and any earnings or losses thereon. Participants hired on or after January 1, 2006 vest in the matching contributions and any earnings or losses thereon 20% per year for the first five years of recognized service. Effective January 1, 2010, we eliminated the matching contributions under the SESP.

Potential Payments on Termination and Change in Control

The following narrative and table summarize and quantify the payments and benefits that each of our named executives would have received had his employment terminated or had a change in control of NYSE Euronext occurred, in each case on December 30, 2011 (the last business day of 2011) under the specified circumstances described below. For Mr. Niederauer, the narrative and table describe payments and benefits that he would have received under his original employment agreement, which was in effect on December 30, 2011. For a summary of certain of the material terms of the amended and restated employment agreement that we entered into with Mr. Niederauer on March [•], 2012, see Compensation Discussion and Analysis—Subsequent Events above.

Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Duranton

Employment agreements. In 2008, we entered into employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Duranton that provide for the following payments and benefits on termination of the executive’s employment by NYSE Euronext without “cause” or by the executive for “good reason” (as such terms are defined below):

•

an annual bonus for the year of such termination in an amount based on the HR&CC’s determination of the achievement of the applicable performance metrics for such year, pro-rated to reflect the portion of such year that the executive was employed and paid at the time annual bonuses are paid by NYSE Euronext;

•	a severance payment in an amount equal to:

•	200% of the executive’s base salary plus target bonus, if such termination occurs in connection with or anticipation of, or within two years after, a “change in control” (as defined below); or

•	100% of the executive’s base salary plus target bonus, if such termination occurs not in connection with or anticipation of, or within two years after, a change in control;

•	any equity compensation awards granted with respect to an annual bonus will fully vest, and any shares underlying any such awards will be distributed;

•	any equity compensation awards granted under the LTIP that are subject to:

•	time-based vesting conditions will vest, and any shares underlying such awards will be distributed, as if the executive had remained employed through the next scheduled vesting date; and

•

performance vesting conditions will vest, and any shares underlying such awards will be distributed, in an amount based on the achievement of the applicable performance metrics for the applicable performance period, which vesting and distribution will be pro-rated to reflect the portion of such period that the executive was employed and which will occur at the time applicable to awards generally;

•	continued health and life insurance benefits for the following period:

•	two years, if such termination occurs in connection with or anticipation of, or within two years after, a change in control; or

•	one year, if such termination occurs not in connection with or anticipation of, or within two years after, a change in control.

These payments and benefits are conditioned on the executives’ executing a release of claims against NYSE Euronext and its affiliates. Each of the employment agreements provides that, on termination of the executive’s employment due to his death or “disability” (as defined below), he is entitled to a pro-rated annual bonus and accelerated vesting and distribution with respect to his equity compensation awards on the same terms as on termination of his employment by NYSE Euronext without cause or by him for good reason, as described above.

“Cause” generally means the executive’s:

•	conviction of, or plea of nolo contendere to, a felony involving moral turpitude;

•	willful misconduct or gross neglect, in either case resulting in material harm to NYSE Euronext;

•	willful continued failure to carry out reasonable and lawful directions of the Board or, in Mr. Geltzeiler’s case, the chief executive officer;

•	fraud, embezzlement, theft or dishonesty of a material nature against NYSE Euronext or willful violation of a company policy or procedure, in each case resulting in material harm to NYSE Euronext; or

•

willful material breach of the restrictions against competition and solicitation contained in the employment agreement that is not cured by the executive within 30 days after the Board provides written notice.

“Good reason” generally means the occurrence of any of the following events or actions that remains uncured by NYSE Euronext for 30 days after the executive’s written notice:

•	a material reduction in the executive’s base salary or target bonus;

•	a relocation of the executive’s principal office to more than 50 miles from New York, New York (or, for Mr. Duranton, London or Paris);

•	a material reduction in the executive’s titles, authority, duties or responsibilities;

•

a change in reporting so that the executive no longer reports to the Board, in the case of Mr. Niederauer, or to the chief executive officer, in the cases of Messrs. Leibowitz, Geltzeiler, Halvey and Duranton;

•

the failure by NYSE Euronext to obtain an assumption of its obligations under the employment agreement by any successor to NYSE Euronext within 15 days after a merger, consolidation, sale or similar transaction;

•	a material breach by NYSE Euronext of the employment agreement; or

•

for Mr. Niederauer, the failure to nominate him as a director in the first election following his removal from the Board; for Mr. Halvey, his no longer being the sole and top legal officer of NYSE Euronext and its affiliates; and for Mr. Duranton, his no longer being the most senior human resources officer of NYSE Euronext and its affiliates.

“Change in control” generally means:

•	a change in the majority control of NYSE Euronext;

•	a change in the majority control of the Board;

•

the consummation of one of several specified business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Euronext, if our stockholders before the combination do not hold the majority of the shares of the resulting company and the members of the Board do not hold the majority of seats on the board of the resulting company; or

•	the approval of a liquidation or dissolution of NYSE Euronext by its stockholders.

“Disability” generally means that the executive has been unable, for 120 or more days out of 180 consecutive days, to perform his duties as a result of physical or mental injury, illness, injury or incapacity.

RSU award agreements. Under the terms of each of the RSU award agreements of Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Duranton, the awards fully vest, and the shares underlying the awards are distributed, on a change in control or on termination of his employment due to his death or disability, by NYSE Euronext without cause or by the executive for good reason or in a qualifying retirement at or after a specified age. As of December 31, 2011, none of the executives qualified for retirement, and, therefore, had any of the executives resigned his employment without good reason on that date, he would have forfeited his unvested RSUs.

Mr. Cerutti

Employment agreement. In September 2009, we entered into an employment agreement with Mr. Cerutti that provides for the following payments and benefits on termination of his employment by NYSE Euronext for any reason other than gross or willful misconduct or an agreed-upon termination:

•	a severance payment in an amount equal to:

•	150% of his base salary plus maximum annual bonus, if such termination occurs:

•	during the first three years after the effective date of the agreement; or

•	in connection with or anticipation of, or within two years after, a change in control; or

•	50% of his base salary plus maximum annual bonus, if such termination occurs:

•	more than three years after the effective date of the agreement; and

•	not in connection with or anticipation of, or within two years after, a change in control:

•

any equity compensation awards granted as part of his annual bonus or the special 2009 bonus paid to Mr. Cerutti in order to compensate him for the loss of the bonus he would have received from his previous employer, prior to such termination will fully vest; and

•	any RSUs granted under the LTIP will vest, and any shares underlying such RSUs will be distributed, in the same manner as described above for Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey.

The agreement provides that, on Mr. Cerutti’s resignation, his special 2009 bonus and annual bonus RSUs vest under the following circumstances:

•

if he complies with the restrictions against competition and solicitation contained in his employment agreement through the first anniversary of such resignation, such RSUs will vest on such anniversary; and

•	if NYSE Euronext releases him from such restrictions against competition and solicitation, such RSUs will vest on the dates specified in the applicable award agreements.

The agreement also provides that, subject to Mr. Cerutti’s compliance with such restrictions against competition and solicitation, he will receive an amount equal to 50 percent of the sum of his base salary and maximum annual bonus, paid in 12 equal monthly installments during the restricted period.

RSU award agreements. Under the terms of Mr. Cerutti’s special 2009 bonus RSU award agreement, the RSUs fully vest, and the shares underlying the awards are distributed, on a change in control or on termination of his employment due to his death or “disability”, by NYSE Euronext without “cause” or due to a reduction in force, or by him for any reason in a qualifying retirement at or after a specified age (as such terms are defined in our Omnibus Incentive Plan). Under the terms of Mr. Cerutti’s annual bonus and LTIP RSU award agreements, the RSUs fully vest and are distributed under the same circumstances as are described above for the RSU award agreements of Messrs. Niederauer, Leibowitz, Geltzeiler. Halvey and Duranton (i.e., on a change in control or on termination of his employment due to his death or disability, by NYSE Euronext without cause or by him for good reason or in a qualifying retirement at or after a specified age). Although Mr. Cerutti did not qualify for retirement as of December 31, 2011, had he resigned his employment without good reason on that date, his RSUs would have vested under the terms of his employment agreement, as described above.

Termination for Cause by NYSE Euronext or Engagement in Detrimental Activities

Under the terms of each named executive’s award agreements, the RSUs are subject to forfeiture on termination of the executive’s employment by NYSE Euronext for cause.

Golden Parachute Excise Tax Gross-Up

Each of the employment agreements with Messrs. Leibowitz, Geltzeiler, Halvey and Duranton provides that the executive will be entitled to a “gross-up” of any golden parachute excise tax imposed under U.S. Internal Revenue Code Section 4999 on any payments or benefits that he receives in connection with a change in control (as defined for purposes of U.S. Internal Revenue Code Section 280G). However, if the amount of these payments and benefits does not exceed 110% of the executive’s safe harbor amount (generally, three times his average total annual compensation for the five calendar years prior to the change in control), then these payments and benefits will be reduced to an amount that is $5,000 less than the amount that would subject the executive to the excise tax.

Mr. Niederauer’s original employment agreement included the same golden parachute excise tax gross-up right as is included in the agreements with the other named executives. Under his amended and restated employment agreement, Mr. Niederauer agreed to waive his right to this gross-up. As his original employment agreement was in effect as of the end of 2011, the table below includes the value of this gross-up for Mr. Niederauer.

2011 Termination and Change in Control Payments and Benefits

	2011 Bonus	Severance	Vesting of RSU Awards(1)	Health, Life Insurance and SESP Benefits(2)	Excise Tax Protection	Non-Compete / Non-Solicit Consideration(3)	Total
Duncan L. Niederauer
By NYSE Euronext with Cause or by Mr. Niederauer without Good Reason	$—	$—	$—	$—	$—	$—	$—
By NYSE Euronext without Cause or by Mr. Niederauer with Good Reason (Not in Connection with a Change in Control)	5,500,000	6,500,000	10,038,974	21,842	—	—	22,060,816
By NYSE Euronext without Cause or by Mr. Niederauer with Good Reason (In Connection with a Change in Control)	5,500,000	13,000,000	10,038,974	43,684	6,267,865	—	34,850,523
Death or Disability	5,500,000	—	10,038,974	22,451	—	—	15,561,425
Change in Control (No Termination)	—	—	10,038,974	—	—	—	10,038,974
Dominique Cerutti(4)
By NYSE Euronext with Cause	—	—	—	—	—	—	—
By Mr. Cerutti without Good Reason	—	—	874,846	—	—	—	874,846
By NYSE Euronext without Cause (Whether or Not in Connection with a Change in Control)	1,886,425	4,237,012	3,965,791	—	—	1,412,337	11,501,565
By Mr. Cerutti with Good Reason (Whether or Not in Connection with a Change in Control)	—	—	3,965,791	—	—	—	3,965,791
Death or Disability	1,886,425	—	3,965,791	—	—	—	5,852,216
Change in Control (No Termination)	—	—	3,965,791	—	—	—	3,965,791
Michael S. Geltzeiler
By NYSE Euronext with Cause or by Mr. Geltzeiler without Good Reason	—	—	—	—	—	—	—
By NYSE Euronext without Cause or by Mr. Geltzeiler with Good Reason (Not in Connection with a Change in Control)	1,500,000	2,250,000	4,285,985	21,092	—	—	8,057,077
By NYSE Euronext without Cause or by Mr. Geltzeiler with Good Reason (In Connection with a Change in Control)	1,500,000	4,500,000	4,285,985	42,184	2,292,125	—	12,620,294
Death or Disability	1,500,000	—	4,285,985	21,605	—	—	5,807,590
Change in Control (No Termination)	—	—	4,285,985	—	—	—	4,285,985
Lawrence E. Leibowitz
By NYSE Euronext with Cause or by Mr. Leibowitz without Good Reason	—	—	—	—	—	—	—
By NYSE Euronext without Cause or by Mr. Leibowitz with Good Reason (Not in Connection with a Change in Control)	2,400,000	3,150,000	5,953,488	16,793	—	—	11,520,281
By NYSE Euronext without Cause or by Mr. Leibowitz with Good Reason (In Connection with a Change in Control)	2,400,000	6,300,000	5,953,488	33,586	3,198,724	—	17,885,798
Death or Disability	2,400,000	—	5,953,488	15,685	—	—	8,369,173
Change in Control (No Termination)	—	—	5,953,488	—	—	—	5,953,488
John K. Halvey
By NYSE Euronext with Cause or by Mr. Halvey without Good Reason	—	—	—	—	—	—	—
By NYSE Euronext without Cause or by Mr. Halvey with Good Reason (Not in Connection with a Change in Control)	2,500,000	3,250,000	5,183,747	21,092	—	—	10,954,839
By NYSE Euronext without Cause or by Mr. Halvey with Good Reason (In Connection with a Change in Control)	2,500,000	6,500,000	5,183,747	42,184	3,181,059	—	17,406,990
Death or Disability	2,500,000	—	5,183,747	27,212	—	—	7,710,959
Change in Control (No Termination)	—	—	5,183,747	—	—	—	5,183,747
Philippe Duranton
By NYSE Euronext with Cause or by Mr. Halvey without Good Reason	—	—	—	—	—	—	—
By NYSE Euronext without Cause or by Mr. Duranton with Good Reason (Not in Connection with a Change in Control)	1,300,000	2,050,000	4,285,985	21,092	—	—	7,657,077
By NYSE Euronext without Cause or by Mr. Duranton with Good Reason (In Connection with a Change in Control)	1,300,000	4,100,000	4,285,985	42,184	1,999,335	—	11,727,504
Death or Disability	1,300,000	—	4,285,985	25,420	—	—	5,611,405
Change in Control (No Termination)	—	—	4,285,985	—	—	—	4,285,985

(1)	The values for the accelerated vesting of the named executives’ RSU awards are calculated based on the $26.10 closing price of a share of NYSE Euronext common stock on December 30, 2011, the last trading day of 2011.

(2)	The amounts in the termination by NYSE Euronext without cause or by the executive with good reason rows represent continued health care and life insurance benefits and assume that the executive would not have become re-employed with another employer, thereby making him eligible for such benefits under such other employer’s benefit plans. The amounts in the death or disability rows represent accelerated vesting of unvested employer matching contributions to the executives’ accounts under the SESP, our U.S. nonqualified deferred compensation plan. On any termination of the executives’ employment, the executives are entitled to receive distribution of their vested amounts deferred under the SESP. These amounts (vested and unvested) as of December 31, 2011 are set forth above in the “Aggregate Balance at 12/31/11” column of the Nonqualified Deferred Compensation table.

(3)	Represents compensation provided under Mr. Cerutti’s employment agreement in consideration of non-compete and non-solicit obligations for a period of one year following termination of his employment.

(4)	The amounts for Mr. Cerutti in the “2011 Bonus” column reflect the U.S. dollar amount of his 2011 bonus, and the amounts for Mr. Cerutti in the “Severance” and “Non-Compete/Non-Solicit Consideration” columns reflect the U.S. dollar amounts of his 2011 salary and bonus (which are used to determine the amounts of his severance and non-compete/non-solicit consideration), in each case as converted from the local currency, the euro, based on the 2011 average exchange rate of $1.39. The amounts of Mr. Cerutti’s 2011 salary and bonus in euros are €675,000 and €1,357,140, respectively.

Absence of Material Risks Arising from Compensation Policies

The SEC has asked companies to report on the connection between pay and risk if they determine that their compensation policies are reasonably likely to have a material adverse impact on them. We consider the right short- and long-term behaviors that we want to motivate when designing our compensation plans. We are comfortable with our compensation designs and believe that they include several features that mitigate the incentive to take on excessive risk. See Compensation Discussion and Analysis—Compensation Process and Market Companies—Compensation Decision Process—Risk assessment.

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of NYSE Euronext’s financial statements and the financial reporting process.

In performing its oversight role, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, our independent auditors, the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2011. The Audit Committee also discussed with our independent auditors the matters required under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, and discussed with our auditors the auditors’ independence. On the basis of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2011 be included in our annual report on Form 10-K for such fiscal year.

Members of the Audit Committee:

Robert G. Scott, Chair

André Bergen

Patricia Cloherty

Sylvain Hefes

Jackson P. Tai

Rijnhard van Tets

Ratification and Selection of PricewaterhouseCoopers LLP (Proposal No. 2)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as NYSE Euronext’s independent auditors for the fiscal year ending December 31, 2012. We are submitting the selection of independent auditors for stockholder ratification at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions from stockholders.

Our organizational documents do not require that our stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of NYSE Euronext and its stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2012. Unless a contrary choice is specified, your proxy will be voted FOR ratification of the appointment.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows information about fees paid by NYSE Euronext and its consolidated subsidiaries to PricewaterhouseCoopers LLP for the periods indicated.

	2011	2010
	($ in millions)	($ in millions)
Audit fees	$6.9	$7.2
Audit-related fees	$1.8	$0.6
Tax fees	$0.4	$0.6
All other fees	—	$0.1

Audit services included the audit of NYSE Euronext’s annual financial statements and the effectiveness of our internal control over financial reporting as of fiscal year-end and the review of financial statements included in our quarterly reports on Form 10-Q. Audit services also included statutory audits of certain U.S. and foreign subsidiaries and services that were provided in connection with other statutory and regulatory filings—including with the SEC and the AMF—or engagements.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of NYSE Euronext’s financial statements. These services included financial, tax and accounting due diligence related to potential mergers and acquisitions, as well as audits of employee benefit plans. For the year ended December 31, 2011, audit-related services included $1.2 million of fees incurred in connection with the terminated business combination with Deutsche Börse.

Tax services consisted of the preparation and/or review of, and consultations with respect to, NYSE Euronext’s federal, state and local tax returns.

Pre-Approval Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has procedures by which it approves in advance any audit or permissible non-audit services to be provided to NYSE Euronext by its independent registered public accounting firm. All of the services listed above were pre-approved through these procedures.

The Audit Committee annually pre-approves the recurring audit, audit-related, tax and other services we expect the independent registered public accounting firm to provide during the fiscal year. The chairman of the Audit Committee may grant any required pre-approval of specific services as required, provided that the full committee is advised of such approval at the next regularly scheduled Committee meeting. In addition, between Audit Committee meetings, the Audit Committee delegated to the Company’s chief financial officer and controller the authority to hire the independent registered public accounting firm for certain audit, audit-related and tax engagements up to a predetermined individual fee amount for each type of service. Unless a service to be provided by the independent registered public accounting firm falls within a type of approved service, it requires separate pre-approval by the Audit Committee or its chairman. Any proposed services that exceed pre-approved fee levels require additional pre-approval by the Audit Committee.

The Audit Committee is informed on a timely basis, and in any event by the next scheduled meeting, of all services rendered by the independent registered public accounting firm and the related fees.

COMPANY PROPOSALS

Proposal No. 3—Advisory Vote to Approve the Company’s Executive Compensation (“Say-on-Pay” Proposal)

In accordance with the requirements of Section 14A of the Exchange Act, we are providing an advisory shareholder vote to approve the 2011 compensation of the Company’s named executives, as such compensation is disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the other narrative executive compensation disclosures.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of NYSE Euronext’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

We seek your support and think that it is appropriate because we have a comprehensive executive compensation program that is designed to link our executives’ compensation as closely as possible with the Company’s performance and to align the executives’ interests with yours as shareholders. We continually monitor our executive compensation program and modify it as needed to strengthen this link between compensation and performance and to reflect the dynamic, global marketplace in which we compete for executive talent.

We believe that our 2011 compensation actions demonstrate a solid link between compensation and shareholder interest. In particular, in 2011:

•

We continued to use EBITDA as the single financial performance metric to determine the size of the annual bonus pool, as this measure focuses our variable compensation on our core operating income, which is a critical reflection of the health of our business;

•	We adopted a stock ownership guideline for our chief executive officer;

•

Our fixed compensation, in the form of annual base salaries, was frozen for the fourth year in a row in recognition of the challenging economic environment in which we and our shareholders continue to operate; and

•	We continued to deliver half of our executives’ annual performance bonuses and their entire long-term incentive awards in time-vesting RSU awards.

These actions link a significant portion of total compensation to 2011 company and individual performance, while at the same time tying our executives’ compensation and incentives to longer-term company performance.

This vote is not intended to address any specific item of compensation, but rather the Company’s overall compensation principles, policies and practices and the fiscal 2011 compensation of our named executives, which are described in detail in the section of this proxy statement entitled “Compensation of Executive Officers”.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Human Resources and Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on specific policies and desirable actions, when making future compensation decisions for our named executives.

The Company intends to conduct an advisory vote to approve the Company’s executive compensation annually. The next such vote will be conducted at our 2013 Annual Meeting of Shareholders. To help ensure that all shareholder views are well understood by the Board, the Company also encourages shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles, policies and practices.

Our Board unanimously recommends a vote FOR this proposal.

STOCKHOLDER PROPOSALS

Proposal No. 4—Stockholder Proposal Regarding Power to Call Special Meetings

Mr. Kenneth Steiner, having an office at 14 Stoner Ave., 2M, Great Neck, NY 11021, and beneficial owner of 1,000 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

4—Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law).

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won our 73%-support at our 2011 annual meeting. This proposal topic also won more than 60% support at CVS, Sprint and Safeway. The Council of Institutional Investors www.cii.org, whose members had $3 trillion invested, recommends that management adopt shareholder proposals upon receiving their 50%-plus vote.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance and financial performance: Special Shareowner Meetings —Yes on 4.

NYSE Euronext’s Statement in Opposition to Stockholder Proposal Regarding Power to Call Special Meetings

NYSE Euronext is strongly committed to good governance practices and is keenly interested in the views and concerns of our stockholders. However, the Board recommends that you vote against the proposal set forth above (the “Steiner Proposal”) because we believe that a 10% ownership threshold is too low and could potentially lead to the calling of special meetings when not in the interests of the company and its stockholders generally. We do, however, agree that stockholders who alone or together hold a more significant stake in our company should be able to call special meetings when circumstances make it necessary, provided the matter proposed to be acted upon would not subject NYSE Euronext to possible regulatory sanction or disadvantage. To this end the Board intends to submit a proposal at the 2013 annual meeting seeking stockholder approval for amendments to our charter and bylaws to permit stockholders to call special meetings, subject to an ownership threshold and conditions that are more appropriate for NYSE Euronext than the terms specified in the Steiner Proposal.

The Steiner Proposal, a version of which received the support of a majority of the shares voted at last year’s annual stockholder meeting, would provide stockholders holding 10% of our common stock with an unfettered right to call an unlimited number of special meetings. We believe that calling a special meeting of stockholders is not a matter to be taken lightly, and appropriate ownership levels and procedural safeguards are necessary so that a special meeting can only be called to cover extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expedited basis, rather than waiting until the next annual meeting. Moreover, permitting stockholders holding only 10% of our common stock to call a special meeting may lead to agenda items relevant to a particular constituency as opposed to our stockholders generally. We believe that adopting the standard specified in the Steiner Proposal would subject NYSE Euronext to the possibility of numerous special meetings, each one entailing significant cost, management distraction and diversion of financial resources, and, should the subject matter concern elements of our governance that are subject to approval by our core regulators, unnecessarily causing disruption to critical regulatory relationships.

As noted above, the Board does believe that stockholders who alone or together hold a more significant stake in our company should be able to call special meetings. To formulate the proposal that will be presented at the 2013 annual meeting, the Board intends to consider the ownership threshold and other requirements appropriate for striking the balance between the right to call special meetings and the need to safeguard company resources and regulatory relationships, so that this important right is provided to stockholders in a way that minimizes expense, distraction and risk to the company.

Accordingly, the Board unanimously recommends a vote AGAINST the Steiner Proposal.

Adoption of the Steiner Proposal would require the affirmative vote of a majority of shares of common stock of NYSE Euronext voted thereon at the meeting. However, if the proposal were duly adopted, and the Board of Directors determined in its judgment to act on the request embodied in the proposal, the Board of Directors would need to observe the procedural requirements for amendments to our charter and bylaws, including the need for regulatory approval from the U.S. Securities and Exchange Commission and the Euronext College of Regulators, and it is not possible to predict whether such requirements could be satisfied.

OTHER MATTERS

Certain Relationships and Related Transactions

Related-Party Transaction Approval Policy

Our Code of Ethics and Business Conduct, which applies to all of our employees and directors, our subsidiaries and certain persons performing services for us, prohibits all conflicts of interest, unless they have been approved by our Board of Directors (or an authorized committee of the Board). The Board has delegated to the Nominating and Governance Committee the review of potential conflicts of interest, as well as the review and approval of related-party transactions involving more than $120,000. In March 2008, upon the recommendation of the Nominating and Governance Committee, our Board adopted a formal, written related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any immediate family member of such person, must be approved or ratified by the Nominating and Governance Committee or our Board in accordance with the terms of the policy. In determining whether to approve or ratify a transaction with related persons, the Nominating and Governance Committee or our Board may consider, among other things: (i) whether the terms of the transaction are fair to NYSE Euronext and would apply on the same basis if the other party to the transaction did not involve a related person; (ii) whether there are compelling business reasons for NYSE Euronext to enter into the transaction; (iii) whether the transaction would impair the independence of an otherwise independent director; and (iv) whether the transaction presents an improper conflict of interest, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of his or her interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Nominating and Governance Committee deems relevant.

Other Matters

As of the date of this proxy statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the Board or in their best judgment with respect to such matters.

Stockholder Proposals for 2013 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials that we will distribute in connection with our 2013 annual meeting, must submit their proposals to the corporate secretary, NYSE Euronext, 11 Wall Street, New York, New York 10005, so that they are received no later than November 13, 2012. Such proposals must also comply with the requirements of Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

If the date of our 2013 annual meeting is more than 30 days after April 26, 2012, we may publicly announce a different submission deadline from that set forth above, in compliance with the rules of the SEC.

Director Nominations and Other Business

Under our bylaws, for director nominations or other business to be brought before our 2013 annual meeting, other than Rule 14a-8 proposals described under Stockholder Proposals for 2013 Annual Meeting above, written notice must be delivered to the corporate secretary, NYSE Euronext, 11 Wall Street, New York, New York 10005, no earlier than the close of business on December 27, 2012 and no later than the close of business on January 26, 2013. Such notices must also comply with the other requirements of our bylaws.

If the date of our 2013 annual meeting is more than 30 days before or more than 60 days after April 26, 2013, the submission deadlines set forth above will be changed in accordance with our bylaws. In that case, our bylaws provide that to be timely, notice must be delivered as provided above not earlier than the close of business on the 120th day prior to our annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the meeting date.

By Order of the Board of Directors:

By:
	Name:	Jan-Michiel Hessels
	Title:	Chairman of the Board of Directors

New York, New York

Dated: March 26, 2012

Annex A

DEFINITIONS

“Person” shall mean any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” shall mean with respect to any Person:

(1) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(2) any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation;

(3) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(4) in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(5) in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(6) in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(7) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(8) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(9) in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

(10) in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

A-1

Annex B

INDEPENDENCE POLICY OF THE

NYSE EURONEXT BOARD OF DIRECTORS

Purpose

The purpose of this Policy is to set forth the independence requirements that shall apply to the members of the Board of Directors (the “Board”) of NYSE Euronext.

Independence Requirements

1. At least three-fourths of the Directors shall be independent within the meaning of this Policy. A list of the Directors shall be maintained on NYSE Euronext’s web site.

2. A Director shall be independent only if the Board determines that the Director does not have any material relationships with NYSE Euronext and its subsidiaries. When assessing a Director’s relationships and interests, the Board shall consider the issue not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director is affiliated1 or associated.

3. In making independence determinations, the Board shall consider the special responsibilities of a Director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations and U.S. national securities exchanges subject to the supervision of the U.S. Securities and Exchange Commission and entities that are European securities exchanges subject to the supervision of European regulators, including the Dutch Minister of Finance, the French Minister of the Economy, the French Financial Market Authority (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the French Committee of Credit Establishments and Investment Undertakings (Comité des Etablissements de Crédit et des Enterprises d’Investissement—CECEI), the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários—CMVM) and the U.K. Financial Services Authority (FSA), in each case only to the extent that it has authority and jurisdiction in the particular context.

4. The Board shall make an independence determination with respect to each Director required to be independent hereunder upon the Director’s nomination or appointment to the Board and thereafter at such times as the Board considers advisable in light of the Director’s circumstances and any changes to this Policy, but in any event not less frequently than annually.

5. It shall be the responsibility of each Director to inform the Chairman of the Board and the Chairman of the Nominating & Governance Committee2 promptly and otherwise as requested of the existence of such relationships and interests which might reasonably be considered to bear on the Director’s independence.

6. Any Director required to be independent hereunder whom the Board otherwise determines not to be independent under this Policy shall be deemed to have tendered his or her resignation for consideration by the Board, and such resignation shall not be effective unless and until accepted by the Board.

[1]	An “affiliate” of, or a person “affiliated” with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
[2]	As applied to the board of NYSE Regulation, Inc., this reference is to the Nominating and Governance Committee of NYSE Regulation, Inc.

Independence Qualifications

1. In making an independence determination with respect to any Director or Director candidate, the Board shall consider the standards below with respect to relationships or interests of the Director or Director candidate with or in:

(a) NYSE Euronext and its subsidiaries;

(b) “members” (as defined in Section 3(a)(A)(3)(i) of the Securities Exchange Act of 1934, as amended) of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Alternext US LLC (collectively, “Members”), “allied members” (as defined in paragraph (c) of Rule 2 of New York Stock Exchange LLC and Rule 23 of NYSE Alternext US LLC) and “allied persons” (as defined in Rule 1.1(b) of NYSE Arca, Inc and Rule 1.1(c) of NYSE Arca Equities, Inc.);

(c) “members” (as defined in Section 3(a)(A)(3)(ii), 3(a)(A)(3)(iii) and 3(a)(A)(3)(iv) of the Securities Exchange Act of 1934, as amended) of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Alternext US LLC (collectively, “Member Organizations”); and

(d) issuers of securities listed on New York Stock Exchange LLC, on NYSE Arca, Inc. or on NYSE Alternext US LLC.

The standards relating to category (a) are the same as those that New York Stock Exchange LLC applies to its own listed companies. The standards relating to categories (b), (c) and (d) stem from the differing regulatory responsibilities and roles that New York Stock Exchange LLC, and NYSE Arca, Inc. and NYSE Alternext US LLC exercise in overseeing the organizations and companies included in those categories.

2. The term “approved person” used herein has the meanings set forth in the Rules of New York Stock Exchange LLC, NYSE Arca, Inc., NYSE Arca Equities, Inc. and NYSE Alternext US LLC.

3. The term “immediate family member” with respect to any Director has the meaning set forth in the NYSE Listed Company Manual.

4. The term “U.S. Listed Company” means a company (other than a Member Organization) whose securities are listed on New York Stock Exchange LLC, on NYSE Arca, Inc. or on NYSE Alternext US LLC.

5. All references to New York Stock Exchange LLC, NYSE Arca, Inc., NYSE Arca Equities, Inc. and NYSE Alternext US LLC shall mean each of those entities or its successor.

6. The following independence criteria shall apply:

Independence from NYSE Euronext and its Subsidiaries

A Director is not independent if the Director or an immediate family member of the Director has or had a relationship or interest with or in NYSE Euronext or its subsidiaries that, if such relationship or interest existed with respect to a U.S. Listed Company on the New York Stock Exchange LLC, would preclude a Director of the U.S. Listed Company from being considered an independent Director of the U.S. Listed Company pursuant to Section 303A.02(a) or (b) of the NYSE Listed Company Manual.3

Members, Allied Members, Allied Persons and Approved Persons

A Director is not independent if he or she is, or within the last year was, or has an immediate family member who is, or within the last year was a Member, allied member or allied person or approved person (in each case as defined above).

Member Organizations

A Director is not independent if the Director (a) is, or within the last year was, employed by a Member Organization, (b) has an immediate family member who is, or within the last year was, an executive officer of a Member Organization, (c) has within the last year received from any Member Organization more than $100,000

[3]	The relevant sections of the NYSE Listed Company Manual and commentary are available on the website at www.nyse.com/pdfs/finalcorpgovrules.pdf.

per year in direct compensation, or received from Member Organizations in the aggregate an amount of direct compensation which in any one year is more than 10 percent of the Director’s annual gross income for such year, excluding in each case Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (d) is affiliated, directly or indirectly, with a Member Organization; provided, however, that a director of an affiliate of a Member Organization shall not per se fail to be independent. A director of an affiliate of a Member Organization, however, cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc. or NYSE Alternext US LLC.

Listed Companies

A Director is not independent if the Director is an executive officer of an issuer of securities listed on New York Stock Exchange LLC, NYSE Arca, Inc. or NYSE Alternext US LLC, unless such issuer is a “foreign private issuer” as defined under Rule 3b-4 promulgated under the U.S. Securities Exchange Act of 1934, as amended (a “Foreign Private Issuer”). A Director who is an executive officer of a Foreign Private Issuer shall not per se fail to be independent. An executive officer of an issuer whose securities are listed on New York Stock Exchange LLC, NYSE Arca, Inc. or NYSE Alternext US LLC (regardless of whether such issuer is a Foreign Private Issuer) cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc. or NYSE Alternext US LLC.

Disclosure of Charitable Relationships

NYSE Euronext shall make disclosure of any charitable relationship that a U.S. Listed Company would be required to disclose pursuant to NYSE Listed Company Manual Section 303A.02(b)(v) and commentary. Gifts by NYSE Euronext shall not favor charities on which any Director serves as an executive officer or member of the board of trustees or directors or comparable governing body.

Additional Independence Requirement

Notwithstanding the foregoing, the sum of (a) executive officers of Foreign Private Issuers (including, for the avoidance of doubt, companies whose securities are listed on any Euronext exchange), (b) executive officers of NYSE Euronext and (c) directors of affiliates of Member Organizations, together, shall constitute no more than a minority of the total number of Directors of NYSE Euronext.

Annex C

NON-GAAP FINANCIAL MEASURES

The table below presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP financial measure for the fiscal years ended December 31, 2011 and 2010, as well as the percentage change for each reported item for the year ended December 31, 2011 as compared to such item for the year ended December 31, 2010:

	Year ended December 31,		Percent Change
	2011	2010
	(in millions, except earnings per share)
Reconciliation of net revenue, operating income, net income and diluted earnings per share

Revenues, less transaction-based expenses (net revenue) – GAAP	$2,672	$2,511	6%
Total other operating expenses – GAAP	(1,822)	(1,766)

Operating Income – GAAP	850	745

Excluding:
BlueNext tax settlement	42	—
Merger expenses and exit costs	114	88

Operating Income – as adjusted	1,006	833	21%

Net interest and investment income (loss) – GAAP	(116)	(108)
Loss from associates – GAAP	(9)	(6)
Other income – GAAP	—	55

Excluding:
Net gain on disposal activities	—	(54)

Income before income taxes – as adjusted	881	720
Income tax provision – as adjusted	(227)	(191)

Net income – as adjusted	654	529
Net loss (income) attributable to noncontrolling interest	16	19

Excluding:
Noncontrolling interest impact on BlueNext tax settlement	(17)	—

Net income attributable to NYSE Euronext – as adjusted [a]	$653	$548	19%

Diluted earnings per share attributable to NYSE Euronext – as adjusted [a]/[b]	$2.48	$2.09	19%

Diluted weighted average number of shares outstanding [b]	263	262

Reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA)

Operating Income – GAAP	$850	$745

Adding back:
Depreciation and amortization	280	281

Excluding:
BlueNext tax settlement	42	—
Merger expenses and exit costs	114	88

EBITDA – as adjusted	$1,286	$1,114	15%

C-1

NYSE EURONEXT 11 WALL STREET NEW YORK, NEW YORK 10005	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., New York time on April 25, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/nyx2012

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., New York time on April 25, 2012. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you need help with voting, please call 1(800) 322-2885 for assistance. If you vote by phone or Internet, please do not mail your Proxy Card.
THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M41410-P22113	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

  NYSE EURONEXT

  The Board of Directors recommends that you vote FOR each  of  the following nominees for election to the Company’s Board of Directors for a term expiring in 2013:

  1.        Election of Directors.

Nominees:		For	Against	Abstain	The Board of Directors recommends that you vote FOR the following proposals:	For	Against	Abstain
1a.	André Bergen	☐	☐	☐	2. To ratify the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accountants for the fiscal year ending December 31, 2012	☐	☐	☐
1b.	Ellyn L. Brown	☐	☐	☐
1c.	Marshall N. Carter	☐	☐	☐
1d.	Dominique Cerutti	☐	☐	☐
1e.	Patricia M. Cloherty	☐	☐	☐
1f.	Sir George Cox	☐	☐	☐
1g.	Sylvain Hefes	☐	☐	☐
1h.	Jan-Michiel Hessels	☐	☐	☐
1i.	Duncan M. McFarland	☐	☐	☐
1j.	James J. McNulty	☐	☐	☐
1k.	Duncan L. Niederauer	☐	☐	☐
1l.	Ricardo Salgado	☐	☐	☐	3. Advisory vote to approve the Company’s executive compensation (the “Say-on-Pay” proposal)	☐	☐	☐
1m.	Robert G. Scott	☐	☐	☐
1n.	Jackson P. Tai	☐	☐	☐
1o.	Rijnhard van Tets	☐	☐	☐
1p.	Sir Brian Williamson	☐	☐	☐

					The Board of Directors recommends that you vote AGAINST the following proposal:	For	Against	Abstain
					4. The stockholder proposal to give holders of 10% of the outstanding common stock the power to call a special stockholder meeting (the Steiner Proposal).	☐	☐	☐

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

					For address change/comments, mark here. (see reverse for instructions)			☐

					Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)		Date

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 26, 2012

8:00 a.m. New York time

11 Wall Street

New York, NY 10005

ADMISSION TICKET

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following Internet address: http://enroll.icsdelivery.com/nyx.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please detach here and present this ticket for admission to the meeting.

M41411-P22113

NYSE Euronext 11 Wall Street New York, NY 10005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 26, 2012.

Jan-Michiel Hessels, Marshall N. Carter, Duncan L. Niederauer and Dominique Cerutti (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NYSE Euronext (the “Company”), to be held on Thursday, April 26, 2012, at 11 Wall Street, New York, NY, at 8:00 a.m. New York time, and via the Internet at www.virtualshareholdermeeting.com/nyx2012 and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote as the Board of Directors recommends. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE